UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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ARROW ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OUR 2019 ANNUAL MEETING AND PROXY STATEMENT	Thursday, May 9, 2019 at 8:00 a.m. MT The Jacquard Hotel 222 Milwaukee Street Denver, Colorado 80206

March 27, 2019

Dear Shareholder:

You are invited to Arrow’s Annual Meeting on Thursday, May 9, 2019. The formal notice of the Annual Meeting and the Proxy Statement soliciting your vote at the Annual Meeting appear on the following pages.

The matters scheduled to be considered at the Annual Meeting are:		Arrow’s Board of Directors suggests following its recommended vote on each proposal as being in the best interests of Arrow, and urges you to read the Proxy Statement carefully before you vote.
>	the election of the Board of Directors;
>	the ratification of the selection of the independent registered public accounting firm;
>	the re-approval and amendment of the Company’s Omnibus Incentive Plan; and
>	the holding of an advisory vote on executive compensation.
These matters are discussed more fully in the Proxy Statement.

Under the rules adopted by the United States Securities and Exchange Commission, we are furnishing proxy materials to our shareholders online rather than mailing printed copies to each shareholder. Accordingly, you will not receive a printed copy of the proxy materials unless you request one. The Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting (the “Notice”) includes instructions on how to access and review the materials, and how to access your proxy card and vote online. If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Please make sure you vote whether or not you plan to attend the Annual Meeting. You can cast your vote in person at the Annual Meeting, online by following the instructions on either the proxy card or the Notice, by telephone, or, if you received paper copies of our proxy materials, by mailing your proxy card in the postage-paid return envelope.

Sincerely yours,

Michael J. Long Chairman of the Board

WHEN:

Thursday, May 9, 2019
8:00 a.m. MT

WHERE:

The Jacquard Hotel
222 Milwaukee Street
Denver, Colorado 80206

AGENDA:

1. Elect the Board of Directors for the ensuing year.

2. Ratify the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

3. Re-approve and amend the Company’s Omnibus Incentive Plan.

4. Hold an advisory vote on executive compensation.

5. Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 27, 2019

You are invited to Arrow’s Annual Meeting. Only shareholders of record at the close of business on March 12, 2019 are entitled to notice of and to vote at the Annual Meeting.

Shareholders can vote online, by telephone, by completing and returning the proxy card, or by attending the Annual Meeting. The Notice and the proxy card itself have detailed instructions for voting, including voting deadlines.

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free number on your proxy card to vote by telephone.	Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.	In Person Cast your vote in person at the annual meeting.

Shareholders may revoke a proxy (change or withdraw their votes) at any time prior to the Annual Meeting by following the instructions in the Proxy Statement.

If you wish to receive a printed copy of the proxy materials and Arrow’s 2018 Annual Report, you must request a copy. The Notice has instructions on how to access and review our proxy materials online, as well as instructions for online voting. You can obtain copies of the Arrow Annual Report and Proxy Statement by calling 1-800-579-1639, sending an e-mail to investor@arrow.com, or by visiting the following website: www.arrow.com/annualreport2018.

Arrow’s 2018 Annual Report (which is not a part of the proxy soliciting material) and this Proxy Statement will be available through www.proxyvote.com on or about March 27, 2019, and at the Company’s website at www.arrow.com/annualreport2018.

By Order of the Board of Directors,

Gregory Tarpinian Secretary

ARROW ELECTRONICS, INC.
Annual Meeting of Shareholders
TO BE HELD MAY 9, 2019

ARROW ELECTRONICS, INC. 9201 East Dry Creek Road Centennial, Colorado 80112

PROXY STATEMENT

In Connection with the 2019 Annual Meeting

THE PURPOSE OF THIS STATEMENT

The Board of Directors of Arrow Electronics, Inc., a New York corporation (“Arrow” or the “Company”), is furnishing this Proxy Statement to shareholders of record to solicit proxies to be voted at the 2019 Annual Meeting. By returning a completed proxy card, or voting by telephone or internet, you are giving instructions on how your shares are to be voted at the Annual Meeting. The Proxy Statement is available through www.proxyvote.com.

three years.

VOTING INSTRUCTIONS

Please vote your shares by telephone or online, or if you received printed copies of the proxy materials, complete, sign, and date your proxy card and return it promptly in the postage-paid return envelope provided. Whether or not you plan to attend the Annual Meeting, your prompt response will assure a quorum and reduce solicitation expenses.

If shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), such holder should receive instructions from the record shareholder that must be followed in order for such shares to be voted (including at the Annual Meeting). Internet and/or telephone voting will also be offered to shareholders owning shares through most banks and brokers.

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares “FOR” all of the nominees for director named in this Proxy Statement, “FOR” the ratification of the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm, “FOR” re-approval and amendment of the Company’s Omnibus Incentive Plan, and “FOR” approval of the executive compensation as described in the Compensation Discussion and Analysis.

Invitation to the Annual Meeting

Shareholders of record at the close of business on March 12, 2019 are invited to attend the 2019 Annual Meeting on Thursday, May 9, 2019, beginning at 8:00 a.m. MT.

The Annual Meeting will be held at:

The Jacquard Hotel
222 Milwaukee Street
Denver, Colorado 80206

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2019 ANNUAL
PROXY STATEMENT

SHAREHOLDERS ENTITLED TO VOTE

Only shareholders of record of Arrow’s common stock at the close of business on March 12, 2019 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 85,185,490 shares of Arrow common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. The presence in person or by proxy of a majority of the shares entitled to vote at the Annual Meeting shall constitute a quorum.

For those who hold shares as a participant in Arrow’s 401(k) Plan, the shareholder has the right to direct Vanguard Fiduciary Trust Company (the “Trustee”), who is the holder of record, how to vote the shares of common stock credited to the participant’s account at the Annual Meeting. If voting instructions for the shares of common stock in the 401(k) Plan are not received, those shares will be voted by the Trustee in the same proportions as the shares for which voting instructions were received from other participants in the 401(k) Plan. Voting (including any revocations) by 401(k) Plan participants will close at 11:59 p.m. Eastern time on May 6, 2019. The Trustee will then vote all shares of common stock held in the 401(k) Plan by the established deadline. For all other shareholders, voting (including any revocations) will close at 11:59 p.m. Eastern time on May 8, 2019.

REVOCATION OF PROXIES

The person giving a proxy may revoke it at any time prior to the time it is voted at the Annual Meeting by giving written notice to Arrow’s Secretary, Gregory Tarpinian, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, Colorado 80112. If the proxy was given by telephone or internet, it may be revoked in the same manner. You may also revoke your proxy by attending the Annual Meeting and voting in person. If your shares are held in “street name,” you must contact the record holder of the shares regarding how to revoke your proxy.

COST OF PROXY SOLICITATION

Arrow pays the cost of soliciting proxies. Arrow has retained D.F. King & Co., Inc. to assist in soliciting proxies at an anticipated cost of approximately $20,000, plus expenses. Arrow will supply soliciting materials to the brokers and other nominees holding Arrow common stock in a timely manner so that the brokers and other nominees may send the material to each beneficial owner. Arrow will reimburse the brokers and other nominees for their expenses in so doing. In addition to this solicitation by mail, employees or agents of the Company may solicit proxies in person or by telephone.

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2019 ANNUAL
PROXY STATEMENT

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL		BOARD’S VOTING RECOMMENDATION
1	Election of Board of Directors of Arrow for the ensuing year	FOR Each Nominee

2	Ratification of appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2019	FOR

3	Re-approval and amendment of Arrow’s Omnibus Incentive Plan	FOR

4	Advisory vote on executive compensation	FOR

VOTING YOUR SHARES

Shareholders can vote online, by telephone, by completing and returning the proxy card, or by attending the Annual Meeting. The Notice and the proxy card have detailed instructions for voting, including voting deadlines.

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free number on your proxy card to vote by telephone.	Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.	In Person Cast your vote in person at the annual meeting.

Arrow’s Board of Directors recommends the approval of all proposals as being in the best interests of Arrow, and urges you to read the Proxy Statement carefully before you vote. Your vote is important regardless of the number of shares you own.

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2019 ANNUAL
PROXY STATEMENT

CERTAIN SHAREHOLDERS

HOLDERS OF MORE THAN 5% OF COMMON STOCK

The following table sets forth certain information with respect to the only shareholders known to the Company to own beneficially more than 5% of the outstanding common stock of Arrow as of March 12, 2019.

Name and Address	Number of Shares	Percent of
of Beneficial Owner	Beneficially Owned	Class
BlackRock Inc. (1)
55 East 52nd Street
New York, New York 10055	8,654,725	10.2%
The Vanguard Group (2)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	8,206,272	9.6%
Wellington Management Group LLP (3)
280 Congress Street
Boston, Massachusetts 02210	6,184,373	7.3%
JPMorgan Chase & Co. (4)
270 Park Avenue
New York, New York 10017	5,973,692	7.0%
(1)

Based upon a Schedule 13G filed with the United States Securities and Exchange Commission (the “SEC”) on February 4, 2019, BlackRock Inc., a parent holding company, has sole voting power with respect to 7,968,560 shares and sole dispositive power with respect to all shares.

(2)

Based upon a Schedule 13G filed with the SEC on February 11, 2019, The Vanguard Group, a registered investment adviser, has shared voting power with respect to 15,369 shares, shared dispositive power with respect to 70,935 shares, sole dispositive power with respect to 8,135,337 shares, and sole voting power with respect to 60,374 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 33,205 shares as a result of it serving as an investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., another wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 63,638 shares as a result of it serving as an investment manager of Australian investment offerings.

(3)

Based upon a Schedule 13G filed with the SEC on February 12, 2019, Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, each holding companies, have shared voting power with respect to 1,616,687 shares and shared dispositive power with respect to all shares. Wellington Management Company LLP, a registered investment adviser, has shared voting power with respect to 1,308,526 shares and shared dispositive power with respect to 5,831,804 shares. The shares reported are owned by clients of the following investment advisers: Wellington Management Company LLP; Wellington Management Canada LLC; Wellington Management Singapore Pte Ltd; Wellington Management Hong Kong Ltd; Wellington Management International Ltd; Wellington Management Japan Pte Ltd; and, Wellington Management Australia Pty Ltd (collectively, the "Wellington Investment Advisers"). Wellington Investment Advisers Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisers Holdings LLP is owned by Wellington Group Holdings LLP, which is owned by Wellington Management Group LLP.

(4)

Based upon a Schedule 13G filed with the SEC on January 16, 2019, JPMorgan Chase & Co., a parent holding company, has sole voting power with respect to 5,879,702 shares, shared voting power with respect to 1,252 shares, and sole dispositive power with respect to 5,971,710 shares, and shared dispositive power with respect to 1,216 shares.

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2019 ANNUAL
PROXY STATEMENT

SHAREHOLDINGS OF EXECUTIVE OFFICERS AND DIRECTORS

The following table shows, as of March 12, 2019, the beneficial ownership of the Company’s common stock for each director, each of the “Named Executive Officers” (the Chief Executive Officer, the Chief Financial Officer, and each of the other three most highly compensated executive officers of the Company, referred to as the “NEOs”), and other executive officers who file Section 16(a) reports.

Shares of Common Stock Beneficially Owned
	Currently	Common	Acquirable	% of Outstanding
Name	Owned (1)	Stock Units (2)	within 60 Days	Common Stock
Michael J. Long	435,051	—	—	*
Christopher D. Stansbury	64,746	—	—	*
M. Catherine Morris	61,434	—	—	*
Sean J. Kerins	88,668	—	—	*
Andrew D. King	75,164	—	—	*
Barry W. Perry	—	60,987	—	*
Philip K. Asherman	—	30,315	—	*
Steven H. Gunby	—	2,325	—	*
Gail E. Hamilton	2	22,634	—	*
Richard S. Hill	6,845	28,492	—	*
M.F. (Fran) Keeth	—	38,375	—	*
Andrew C. Kerin	—	20,887	—	*
Laurel J. Krzeminski	—	224	—	*
Stephen C. Patrick	—	49,178	—	*
Total Executive Officers’ and Directors’ Beneficial Ownership as a group (19 individuals)	957,440	253,417	—	1.4%

*Represents holdings of less than 1%.

(1)	Includes vested stock options granted under the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, as amended (the “Omnibus Incentive Plan”), as well as shares owned independently.
(2)	Includes common stock units deferred by non-management directors and restricted stock units granted under the Omnibus Incentive Plan.

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2019 ANNUAL
PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW.

Each nominee for election as a member of the Board of Directors of Arrow (the “Board”) is to be elected to hold office until the next Annual Meeting.

All nominees identified below are current members of the Board. All have been recommended for re-election to the Board by the Corporate Governance Committee and approved and nominated for re-election by the Board. The Board does not anticipate that any of the nominees named below will be unable or unwilling to serve as a director. If any nominee should refuse or be unable to serve, the proxy will be voted for a person designated by the Board, or in lieu thereof, the Board may reduce the number of directors. In accordance with the Company’s bylaws, the ten nominees receiving a plurality of votes cast at the Annual Meeting will be elected directors, subject to the Director Resignation Policy described below.

An uncontested election of directors is not considered “routine” under the New York Stock Exchange rules. As a result, if a shareholder holds shares in “street name” through a broker or other nominee, the broker or nominee is not permitted to exercise voting discretion with respect to this proposal. For this reason, if a shareholder does not give his or her broker or nominee specific instructions, the shareholder’s shares will not be voted on this proposal. If you vote to “abstain,” your shares will be counted as present at the meeting, and your abstention will have the effect of a vote against the proposal.

BOARD MEMBERSHIP REQUIREMENTS

In accordance with the Company’s corporate governance guidelines, members of the Board should have the education, business experience, and insight necessary to understand the Company’s business. Members of the Board must be able to evaluate and oversee its direction and performance for the Company’s continued success. The directors should also possess such functional skills, corporate leadership, and international experience required to contribute to the development and expansion of the Board’s knowledge and capabilities. Moreover, the directors should have the willingness and ability to objectively and constructively appraise the performance of executive management and, when necessary, recommend appropriate changes.

The Corporate Governance Committee has a thoughtful policy regarding diversity. Whenever the Corporate Governance Committee evaluates a potential candidate, it considers that individual in the context of the composition of the Board as a whole. The Board believes that its membership should reflect diversity in its broadest sense and, consistent with that philosophy, the Board does consider a candidate’s experience, education, gender, race, ethnicity, geographic location, and difference of viewpoint when evaluating his or her qualifications for election to the Board. Based on the nominee’s experience, attributes, and skills, which exemplify the sought-after characteristics described above, the Board has concluded that each nominee possesses the appropriate qualifications to serve as a director of the Company.

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2019 ANNUAL
PROXY STATEMENT

Barry W. Perry, 72 director since 1999

Mr. Perry has been the Lead Director of the Company since May 2011. He was Chief Executive Officer and Chairman of the Board of Engelhard Corporation, a surface and materials science company, for more than five years prior to his retirement in June 2006. During the past five years, Mr. Perry served as a director of the Albemarle Corporation.

While he was Chief Executive Officer of Engelhard Corporation, Mr. Perry established the company’s vision and strategy, selected key management personnel, and evaluated the risks of participating in various markets. Further, his experience as a director of a number of public multinational companies provides him with the skills to objectively and accurately evaluate the financial performance and corporate strategies of a large company.

Philip K. Asherman, 68 director since 2010

Mr. Asherman was President, Chief Executive Officer and a director of Chicago Bridge & Iron Company (“CB&I”) from 2006 until July 2017. He previously served as an Executive Vice President and Chief Marketing Officer of CB&I from 2001 to 2006 and Managing Director of CB&I from 2002 to 2006. Prior thereto, Mr. Asherman served in various executive positions with Fluor Corporation and its operating subsidiaries. He has more than 35 years of experience in the engineering and construction industry in a variety of project management, operations management, and sales and marketing roles.

Mr. Asherman has also had a number of expatriate assignments in Asia Pacific, Europe, and South America. He serves as a director of the Fletcher School at Tufts University, and is a member of the board of trustees of Converse College. He has been chosen to serve as a director of the Company because of his service as Chief Executive Officer of a multinational public company and his knowledge of international business. Mr. Asherman is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S‑K.

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2019 ANNUAL
PROXY STATEMENT

Steven H. Gunby, 61 director since 2017

Mr. Gunby has been President, Chief Executive Officer, and a director of FTI Consulting, Inc. (“FTI”) since January 2014. Prior to that, he had a 30-year career with The Boston Consulting Group (“BCG”), a leading business strategy consulting services firm. While at BCG, Mr. Gunby’s roles included Global Leader, Transformation, from 2011 to January 2014, and Chairman, North and South America, from 2003 to 2009. At different points in time he also held other major managerial roles in his capacity as a Senior Partner and Managing Director, such as serving as a member of BCG’s Executive Committee.

At FTI, Mr. Gunby’s focus has been turning FTI into a vibrant, profitable growth engine, through operational changes, changes in strategy, and significant changes in culture and leadership. At BCG, Mr. Gunby also focused on transformative growth, helping move the Americas operation from a period of flat headcount growth and diminished profitability to double digit headcount and revenue growth, and substantially higher profit growth. The Board believes that Mr. Gunby’s experience as a President and CEO of an international consulting firm and his proven track record of successes make him a valuable member of the Board.

Gail E. Hamilton, 69 director since 2008

Ms. Hamilton was Executive Vice President of Symantec Corporation, an infrastructure software and services provider, from March 2000 to January 2005. Previously, she served as the General Manager of the Communications Division of Compaq Computer Corporation and as the General Manager of the Telecom Platform Division for Hewlett-Packard Company. She is currently a director of OpenText Corporation and Westmoreland Coal Company. Within the past five years, Ms. Hamilton also served as a director of Ixia.

Ms. Hamilton was responsible for designing, manufacturing, and selling electronic systems for more than 20 years. While at Symantec, Ms. Hamilton oversaw the P & L and operations of the enterprise and consumer business. In that role, she was also responsible for business planning and helped steer the company through an aggressive acquisition strategy. The Board believes Ms. Hamilton’s experience at Symantec, a leading software company, makes her particularly valuable in providing guidance to Arrow’s Enterprise Computing Solutions business with regard to its direction and strategy.

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2019 ANNUAL
PROXY STATEMENT

Richard S. Hill, 67 director since 2006

Mr. Hill was Chief Executive Officer and Chairman of the Board of Novellus Systems, Inc., a maker of devices used in the manufacture of advanced integrated circuits, from 2006 until it was acquired by Lam Research Corporation in June 2012. He is currently the Chairman of the Board of Marvell Technology Group Ltd. He is also the Chairman of the Board of Xperi Corporation (formerly Tessera Technologies, Inc.) and served as its interim Chief Executive Officer from April 2013 until May 2013. Mr. Hill is the lead director of Cabot Microelectronics Corporation and a director of Symantec Corporation. Within the past five years, Mr. Hill served as a director of Planar Systems, Inc., Yahoo! Inc., Autodesk, Inc., and LSI Corporation, and as Chair and executive committee member of the University of Illinois Foundation.

Mr. Hill has had a broad base of experience as the Chief Executive Officer of Novellus. In that role, he set the strategy by evaluating market risks to determine the ultimate direction of that company. Novellus was in the business of developing, manufacturing, and selling equipment used in the fabrication of integrated circuits. As a result, Mr. Hill has a thorough understanding of the semiconductor market in which Arrow operates. He also has experience in the international marketplace as a result of serving on a number of boards for companies with global operations.

M.F. (Fran) Keeth, 72 director since 2004

Mrs. Keeth was Executive Vice President of Royal Dutch Shell plc and Chief Executive Officer and President of Shell Chemicals Limited, a services company responsible for Royal Dutch Shell’s global petrochemical businesses, from January 2005 to December 2006. She served as Executive Vice President of Customer Fulfillment and Product Business Units for Shell Chemicals Limited from 2001 to 2006 and was President and Chief Executive Officer of Shell Chemical LP, a U.S. petrochemical member of the Royal Dutch/ShellGroup, from July 2001 to July 2006. Mrs. Keeth also serves as the lead director of Verizon Communications Inc.

Mrs. Keeth’s knowledge and expertise helped guide the direction, culture, and operational excellence of Shell Chemicals Limited. She held a number of senior financial positions, including Principal Accounting Officer and Controller. As a result of this experience and associated expertise, Mrs. Keeth is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S‑K. In addition to her extensive financial expertise, Mrs. Keeth brings to the Board executive leadership experience as a chief executive officer and a global business perspective from her service as an executive officer of a large multinational company and her service on other public company boards.

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2019 ANNUAL
PROXY STATEMENT

Andrew C. Kerin, 55 director since 2010

Mr. Kerin has been Chief Executive Officer of Towne Park since September 2017. He served as Chief Executive Officer and a director of The Brickman Group, Ltd. from May 2012 until July 2016. Prior to that, he was Executive Vice President, Aramark Corporation and Group President, Global Food, Hospitality and Facility Services, Aramark Corporation from June 2009 until March 2012. He served as Executive Vice President, Aramark Corporation and Group President, North America Food, from 2006 to 2009. In 2004, Mr. Kerin was elected as an executive officer of Aramark Corporation as Senior Vice President and served as President, Aramark Healthcare and Education. Prior thereto, starting in 1995, Mr. Kerin served in a number of management roles within Aramark Corporation. Under his leadership were all of Aramark’s food, hospitality, and facilities businesses, including the management of professional services in healthcare institutions, universities, schools, business locations, entertainment and sports venues, correctional facilities, and hospitality venues.

The Board believes that Mr. Kerin’s extensive experience in the service industry makes him particularly valuable in providing guidance to the Company as it continues to build its services businesses. He is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S‑K.

Laurel J. Krzeminski, 64 director since 2018

Ms. Krzeminski served as Chief Financial Officer of Granite Construction Incorporated ("Granite Construction"), one of the nation's largest diversified infrastructure providers and construction materials producers from November 2010 until July 2018.  In addition, she served as Executive Vice President starting in 2015, Senior Vice President from 2013 to 2015, and Vice President from 2008 to 2013.  Starting in 2008, she served as Granite Construction’s Corporate Controller and held that position until being appointed interim Chief Financial Officer in 2010. Prior to joining Granite Construction, Ms. Krzeminski worked for The Gillette Company from 1995 to 2007 which was merged into Proctor & Gamble (“P&G”) in 2005, where she held several corporate and operational finance positions that included serving as the Finance Director for the North American business units of P&G’s subsidiaries, Duracell and Braun.  Ms. Krzeminski also has a number of years of experience with various other companies and in public accounting with an international accounting firm. Ms. Krzeminski is currently a member of the board of directors of Terracon (a private company) and Limbach Holdings, Inc.

Ms. Krzeminski’s experience as the chief financial officer of a listed company, as well as her in-depth knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing and analyzing financial statements, understanding of internal controls over financial reporting, and her understanding of audit committee functions are highly valued qualities as a director. Ms. Krzeminski is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S-K.

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2019 ANNUAL
PROXY STATEMENT

Michael J. Long, 60 director since 2008

Mr. Long was appointed Chief Executive Officer of Arrow in May 2009 and Chairman of the Board effective January 2010. He was appointed President (and currently holds this position) and Chief Operating Officer of Arrow in February 2008. He served as Senior Vice President of the Company from January 2006 to February 2008, and, prior thereto, he served as Vice President of the Company for more than five years. He was appointed President, Arrow Global Components in September 2006. Mr. Long served as President, North America and Asia/Pacific Components from January 2006 until September 2006; President, North America from May 2005 to December 2005; and President and Chief Operating Officer of Arrow Enterprise Computing Solutions from 1999 to 2005. Mr. Long also serves as a director of AmerisourceBergen Corporation.

As a result of his numerous years in leadership roles at the Company and in the distribution industry, Mr. Long understands the competitive nature of the business and has an in-depth knowledge of the Company, a strong management background, and broad executive experience.

Stephen C. Patrick, 69 director since 2003

Mr. Patrick was Vice Chairman of Colgate-Palmolive Company, a global consumer products company, from January 2011 until his retirement in March 2011. Prior thereto, he served as the Chief Financial Officer of Colgate-Palmolive for approximately 14 years. In his more than 25 years at Colgate-Palmolive, he held positions as Vice President, Corporate Controller, and Vice President of Finance for Colgate Latin America.

Mr. Patrick’s experience and education make him an expert in financial matters. As the Chief Financial Officer of a successful public company, Mr. Patrick was responsible for assuring that all day-to-day financial transactions were accurately recorded, processed, and reported in all public filings. All of this requires a thorough understanding of finance, treasury, and risk management functions. In addition to his extensive financial expertise, Mr. Patrick brings to the Board executive leadership experience as a chief financial officer of a large multinational company. Mr. Patrick is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S‑K.

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2019 ANNUAL
PROXY STATEMENT

DIRECTOR RESIGNATION POLICY

The Board has adopted a Director Resignation Policy, which provides that in an uncontested election any director nominee that receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must tender a letter of resignation to the Board within five days of the certification of the shareholder vote. The Corporate Governance Committee must then consider whether to accept or reject the director’s resignation and make a recommendation to the Board. The Board will then consider the resignation within 90 days following the date of the shareholders’ meeting at which the election occurred and then shall publicly disclose its decision. A director whose resignation is under consideration may not participate in any deliberation regarding his or her resignation. The Director Resignation Policy can be found under “Governance Documents” at the “Leadership & Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com.

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2019 ANNUAL
PROXY STATEMENT

THE BOARD AND ITS COMMITTEES

The Board meets in general sessions with the Chairman of the Board presiding, in meetings limited to non-management directors (which are presided over by the Lead Director), and in various committees. Committee meetings are open to all members of the Board.

Committee memberships and chair assignments are reviewed annually by the Corporate Governance Committee, which makes appointment and chair recommendations to the Board.

The table below reflects committee memberships for calendar year 2018.

Committee
Name	Independent	Audit	Compensation	Corporate Governance
Barry W. Perry	X		M
Philip K. Asherman	X		C
Steven H. Gunby (1)	X	M
Gail E. Hamilton	X	M		M
Richard S. Hill	X		M	M
M.F. (Fran) Keeth	X	C
Andrew C. Kerin	X			C
Laurel J. Krzeminski (2)	X
Michael J. Long
Stephen C. Patrick	X	M		M

C= Chair M= Member

(1)Mr. Gunby was appointed to the Audit Committee on May 10, 2018.

(2)    Ms. Krzeminski was appointed to the Board on December 11, 2018 and to the Audit Committee on February 19, 2019.

LEAD DIRECTOR

In accordance with the Company’s corporate governance guidelines, the Board appointed Mr. Perry to serve as the Lead Director. The Lead Director chairs Board meetings when the Chairman is not present. He also chairs the sessions of the non-management directors held in connection with each regularly scheduled Board meeting. The Lead Director serves as a liaison between the Chairman and the independent, non-management directors, and reviews and approves Board agendas and meeting schedules. The Lead Director has the authority to call meetings of the non-management directors.

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CHIEF EXECUTIVE OFFICER AND CHAIRMAN POSITIONS

The Company’s Chief Executive Officer currently serves as Chairman of the Board. In his position as Chief Executive Officer, Mr. Long has primary responsibility for the day-to-day operations of the Company and provides consistent leadership on the Company’s key strategic objectives. In his role as Chairman, he sets the strategic priorities for the Board, presides over its meetings, and communicates its findings and guidance to management. The Board believes that the combination of these two roles is the most appropriate structure for the Company at this time because: (i) this structure provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy; (ii) it unifies the Company’s strategy behind a single vision; (iii) the Chief Executive Officer is the most knowledgeable member of the Board regarding risks the Company may be facing and, in his role as Chairman, is able to facilitate the Board’s oversight of such risks; (iv) the structure has a long-standing history of serving the Company’s shareholders well through many economic cycles, business challenges, and succession of multiple leaders; (v) the Company’s current corporate governance processes, including those set forth in the various Board committee charters and corporate governance guidelines, preserve and foster independent communication amongst non-management directors as well as independent evaluations of and discussions with the Company’s senior management, including the Company’s Chief Executive Officer; and (vi) the role of the Lead Director, which fosters better communication among non‑management directors, fortifies the Company’s corporate governance practices, making the separation of the positions of Chairman of the Board and Chief Executive Officer unnecessary at this time.

CEO PAY RATIO

The 2018 median annual total compensation of all employees, other than the Company’s CEO, Mr. Long, was $54,614. Mr. Long’s 2018 annual total compensation was $15,339,932. The ratio of these amounts was 1-to-281. Mr. Long’s 2018 annual total compensation includes a special equity grant intended to replace the loss of his Supplemental Executive Retirement Plan (“SERP”) benefits he forfeits by delaying retirement up to five years. The Compensation Committee determined that it was in the best interest of the Company to incent Mr. Long’s retention by restoring the value of his forfeited SERP benefits through a one-time Restricted Stock Unit (“RSU”) award with a grant date value of $6,000,000, vesting contingent upon Mr. Long’s continued employment in 20% increments beginning on the first anniversary of date of grant.  With the exclusion of this special grant, Mr. Long’s 2018 annual total compensation was $9,339,932, resulting in a ratio of 1-to-171.  We believe excluding the value of the one-time grant provides a more accurate comparison of CEO to median employee annual pay because it only includes the regular, ongoing components of our CEO’s compensation program that are expected to continue in 2019 and beyond.

The pay ratio disclosure rules permit companies to identify the median compensated employee once every three years unless there has been a material change in employee population or employee compensation arrangements which would significantly impact the pay ratio disclosure. During 2018, the Company closed the acquisition of eInfochips, a wholly-owned subsidiary. Consistent with Instruction 7 to Item 402(u) of Regulation S-K, we are omitting the approximately 1,500 eInfochips employees that were acquired in the transaction from our total employee count for fiscal year 2018. As we do not believe the Company has experienced any material changes that would significantly impact the pay ratio disclosure, we are generally employing the same methodology as undertaken in 2017, as follows:

>    Employee Measurement Date: The Company utilized the entire global population of approximately 19,000 eligible employees on December 31, 2017.

>    Exclusions: The number of US and non-US employees prior to exemption were approximately 7,000 and 12,000, respectively. Employees from the following non-US jurisdictions that collectively constitute 5% or less of the total global workforce were excluded: India, Indonesia, Latvia, Lithuania, Malaysia, Ukraine, and Vietnam. The total number of employees excluded was approximately 900. Therefore, the total number of US and non-US employees used in the final analysis was 7,000 and 11,100, respectively.

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>    Compensation Time Period: The Company measured compensation for the above employees using the 12-month period ending December 31, 2017.

>    Consistently Applied Compensation Measure: Target total cash (base + target bonus) was selected as the consistently applied compensation measure used to identify the median employee. Base pay for hourly employees was calculated based on a reasonable estimate of hours worked in 2017, and on salary levels for all remaining employees.

>    Determining the Median Employee: Using this methodology, we determined that our median employee in 2017 was a full-time, hourly employee, with wages and overtime pay for the 12-month period ending December 31, 2017 in the amount of $50,919. However, the employee identified at median in 2017 is no longer with the Company. As such, the rules permit us to use another employee whose compensation is substantially similar to the original median employee based on the compensation measure used to select the original median employee in 2017. Based on this rule, our new median employee for 2018 was a full-time, hourly employee, with wages and overtime pay for the 12-month period ending December 31, 2018 in the amount of $51,737.

>    Determining Median Employee’s Pay for CEO Ratio: With respect to our median employee, we then identified and calculated the elements of such employee’s compensation for fiscal 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $54,614. The difference between such employee’s wages and the employee’s annual total compensation represents the estimated value of such employee’s retirement-related benefits, which is $2,877.

>    Determining CEO’s Pay for CEO Ratio: With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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COMMITTEES

Each of the committees of the Board operates under a charter, copies of which are available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com. As a matter of practice, the Board determined that a director who acts as the chair for a committee will not serve as a member of any other committee.

Audit Committee

Members	Responsibilities
M.F. (Fran) Keeth, Chair Steven H. Gunby Gail E. Hamilton Laurel J. Krzeminski (1) Stephen C. Patrick

>    reviews and evaluates Arrow’s financial reporting process and other matters including its accounting policies, reporting practices, and internal accounting controls

>    monitors the scope and reviews the results of the audit conducted by Arrow’s independent registered public accounting firm

>    reviews the following with the Corporate Audit Department (which reports to the Audit Committee) and management:

>    the scope of the annual corporate audit plan;

>    the results of the audits carried out by the Corporate Audit Department, including its assessments of the adequacy and effectiveness of disclosure controls and procedures, and internal control over financial reporting; and

>    the sufficiency of the Corporate Audit Department’s resources.

(1)Ms. Krzeminski was appointed to the Audit Committee on February 19, 2019.

The Board has determined that Mrs. Keeth, Ms. Krzeminski, and Mr. Patrick are qualified as “audit committee financial experts,” as the term is defined in Item 407(d) of Regulation S-K.

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Compensation Committee

Members	Responsibilities
Philip K. Asherman, Chair Richard S. Hill Barry W. Perry

>    develops and reviews Arrow’s executive compensation philosophy

>    implements compensation philosophy through compensation programs and plans to further Arrow’s strategy, drive long-term profit growth, and increase shareholder value

>    reviews and approves the corporate goals and objectives relevant to executive compensation

>    subject to review and ratification by all non-management Board members, reviews and approves the base salary, annual cash incentives, performance and stock-based awards, retirement, and other benefits for the Company’s principal executives

>    reviews the performance of each of the NEOs and the Company as a whole

In 2018, the Compensation Committee directly engaged Pearl Meyer & Partners as a consultant to examine and report to the Compensation Committee on best practices in the alignment of compensation programs for the Chief Executive Officer and other members of senior management by providing competitive benchmarking data, analyses, and recommendations with regard to plan design and target compensation. In addition, Pearl Meyer & Partners provides guidance to the Corporate Governance Committee regarding non-management director compensation. Pearl Meyer & Partners does not provide any other services to the Company. These services have not raised any conflicts of interest.

Corporate Governance Committee

Members	Responsibilities
Andrew C. Kerin, Chair Gail E. Hamilton Richard S. Hill Stephen C. Patrick

>    develops the corporate governance guidelines for Arrow

>    makes recommendations with respect to committee assignments and other governance issues

>    evaluates each director before recommending him or her to the Board as nominees for re-election

>    reviews and makes recommendations to the Board regarding the compensation of non-management directors

>    identifies and recommends new candidates for nomination to fill existing or expected director vacancies

The Corporate Governance Committee considers shareholder recommendations of nominees for membership on the Board as well as those recommended by current directors, officers, employees, and others. Such recommendations may be submitted to Arrow’s Secretary, Gregory Tarpinian, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, Colorado 80112, who will forward them to the Corporate Governance Committee. Possible candidates suggested by shareholders are evaluated by the Corporate Governance Committee in the same manner as other possible candidates.

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The Corporate Governance Committee retains the services of a third-party executive recruitment firm to assist its members in the identification and evaluation of potential nominees for the Board. The Corporate Governance Committee’s initial review of a potential candidate is typically based on any written materials provided to it. The committee then determines whether to interview the nominee. If warranted, the Corporate Governance Committee, the Chairman of the Board and Chief Executive Officer, the Lead Director, and others, as appropriate, interview the potential nominees.

The Corporate Governance Committee’s expectations as to the specific qualities and skills required for directors, including those nominated by shareholders, are set forth in Section 4 of Arrow’s corporate governance guidelines (available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com).

ENTERPRISE RISK MANAGEMENT

The role of the Board is to promote the best interests of the Company and its shareholders by overseeing the management of Arrow’s business, assets, and affairs. Management is responsible for the day-to-day analysis and review of the risks facing the Company, including timely identification of risk and risk controls related to significant business activities, and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to control risk. The Board implements its risk oversight responsibilities by having management provide regular briefing and information sessions on the significant risks that the Company faces and how the Company seeks to control those risks when appropriate. In some cases, risk oversight in specific areas is the responsibility of a Board committee, such as: the Audit Committee’s oversight of issues related to internal controls over financial reporting and regulatory compliance; the Corporate Governance Committee’s oversight of the Board’s succession planning and governance; and the Compensation Committee’s oversight of risks related to compensation programs. Arrow’s Chief Executive Officer has the ultimate management authority for enterprise risk management, including responsibility for capability development, risk identification and assessment, and policies and governance, as well as strategies and actions to address enterprise risk.

COMPENSATION RISK ANALYSIS

The Company believes that its executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. The following features of the Company’s executive incentive compensation program illustrate this point:

>    performance goals and objectives reflect a balanced mix of performance measures to avoid excessive weight on a certain goal or performance measure;

>    annual and long-term incentives provide a defined range of payout opportunities (ranging from 0% to 200% of target for annual cash incentives for the NEOs and 0% to 185% for long-term incentives);

>    total direct compensation levels are heavily weighted on long-term, equity-based incentive awards that vest over a number of years;

>    equity incentive awards that vest over a number of years are granted annually so executives always have unvested awards that could decrease significantly in value if the business is not managed for the long-term;

>    the Company has executive stock ownership guidelines so that the component of an executive’s personal wealth that is derived from compensation from the Company is significantly tied to the long-term success of the Company; and

>    the Compensation Committee retains discretion to adjust compensation based on the quality of Company and individual performance and adherence to the Company’s ethics and compliance programs, among other things.

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Based on the above combination of program features, the Company believes that: (i) its executives are encouraged to manage the Company in a prudent manner; and (ii) its incentive programs are not designed in a manner that encourages executives to take risks that are inconsistent with the Company’s best interests.

Further, at the Compensation Committee’s request, in 2018, Pearl Meyer & Partners conducted an assessment of risks associated with the Company’s short-term and long-term incentive programs, the results of which were discussed by the Compensation Committee in its meeting in May 2018. The Compensation Committee concluded that the overall design of the Company’s compensation programs maintained an appropriate level of risk. Pearl Meyer & Partners did not recommend any plan design changes to further mitigate risk exposure.

It is the Company’s opinion that its compensation policies and practices for all employees are not likely to create risks that could have a material adverse effect on the Company. The Company delivers, to its entire employee base in the aggregate, most of its compensation in the form of base salary, with smaller portions delivered in the form of cash incentives and long-term incentives. The Company’s cash incentive compensation plans, which represent the primary variable component of compensation, have been designed to drive performance of employees working in management, sales, and sales-related roles. These plans are typically tied to achievement of sales/financial goals that include maximums designed to prevent “windfall” payouts.

INDEPENDENCE

The Company’s corporate governance guidelines provide that the Board should consist primarily of independent, non-management directors. For a director to be considered independent under the guidelines, the Board must determine that the director does not have any direct or indirect material relationships with the Company and that he or she is not involved in any activity or interest that conflicts with or might appear to conflict with his or her fiduciary duties. A director must also meet the independence standards in the New York Stock Exchange listing rules, which the Board has adopted as its standard.

The Board has determined that all of its directors and nominees, other than Mr. Long, satisfy both the New York Stock Exchange’s independence requirements and the Company’s guidelines.

As required by the Company’s corporate governance guidelines and the New York Stock Exchange’s listing rules, all members of the Audit, Compensation, and Corporate Governance Committees are independent. Non-management directors and all members of the Audit Committee and Compensation Committee also satisfy the independence requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a present or former employee of the Company. Additionally, no member of the Compensation Committee has a relationship that requires disclosure of a Compensation Committee interlock.

Meetings and Attendance

Consistent with the Company’s corporate governance guidelines, it is the practice of the Board for all of its non-management directors to meet separately (without Company management present) either prior to or after each regularly scheduled Board meeting, with the Lead Director presiding. In 2018, these non-management director meetings totaled four in number.

During 2018, there were four meetings of the Board, eight meetings of the Audit Committee, four meetings of the Compensation Committee, and four meetings of the Corporate Governance Committee. All of the directors attended 75% or more of all of the meetings of the Board and the committees on which they served. It is the policy of the Board that all of its members attend the Annual Meeting absent exceptional cause, and all members of the Board did so in 2018.

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DIRECTOR COMPENSATION

The independent, non-management members of the Board (that is, all members except Mr. Long) receive the following fees in cash:

Annual fee	$100,000
Annual fee for service as Corporate Governance Committee Chair	$10,000
Annual fee for service as Compensation or Audit Committee Chair	$20,000

In addition to the cash fees, each non-management director receives an annual grant of RSUs valued at $150,000, based on the fair market value of Arrow common stock on the date of grant. Commencing in 2019, the annual grant of RSUs will increase to $175,000. Further, the Lead Director receives another annual award of RSUs valued at $30,000 in recognition of the additional responsibilities associated with such position.

The following table shows the total dollar value of compensation received by all non-management directors in or in respect of 2018.

Non-Management Director Compensation
Name	Fees Earned ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Barry W. Perry	100,000	180,000	—	280,000
Philip K. Asherman	120,000	150,000	—	270,000
Steven H. Gunby	92,935	60,750	—	153,685
Gail E. Hamilton	100,000	150,000	—	250,000
Richard S. Hill	100,000	150,000	300	250,300
M.F. (Fran) Keeth	120,000	150,000	—	270,000
Andrew C. Kerin	110,000	150,000	—	260,000
Laurel J. Krzeminski	—	—	—	—
Stephen C. Patrick	100,000	150,000	—	250,000
(1)

Messrs. Gunby and Kerin deferred 100% of their retainers in deferred stock units; and Mr. Perry deferred 50% of his retainer in deferred stock units and 50% of his retainer into the Non-Employee Director Deferred Compensation Plan. Mr. Patrick deferred 25% of his retainer in deferred stock units.

(2)

Amounts shown under the heading “Stock Awards” reflect the grant date fair values of the restricted stock units granted to each director during 2018 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation.

(3)	Amount shown under the heading “All Other Compensation” reflects spousal expenses to attend Board meetings.

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Under the terms of the Non-Employee Director Deferred Compensation Plan, non-management directors may defer the payment of all or a portion of their annual retainers until the end of their service on the Board. Unless a different amount is chosen by the director, 50% of the director’s annual retainer fee is automatically deferred and converted to units of Arrow common stock. The units held by each director are included under the heading “Common Stock Units” in the Shares of Common Stock Beneficially Owned Table. The amounts deferred by each director for 2018, to the extent there are any, are included under the heading “Fees Earned” on the Non-Management Director Compensation Table. All deferrals under the plan will be paid upon separation of service from the Board.

For stock awards outlined in the Non-Management Director Compensation Table, each director is given the option to have his or her RSUs converted to shares one year after grant. Ms. Hamilton and Messrs. Hill and Kerin have selected that option for their 2018 grants.

STOCK OWNERSHIP BY DIRECTORS

The Board believes that stock ownership by its directors strengthens their commitment to the long-term future of the Company and further aligns their interests with those of the shareholders generally. As a result, the corporate governance guidelines specifically state that directors are expected over time to own beneficial shares of the Company’s common stock having a value of at least three times their annual retainer fee (including shares owned outright and RSUs and common stock units in a deferred compensation account). All directors either own the required number of shares, or in the case of recently appointed directors, are accumulating shares to meet the requirement.

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AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board by overseeing: (i) the Company’s financial statements and internal controls; (ii) the independent registered public accounting firm’s qualifications and independence; and (iii) the performance of the Company’s corporate audit function and of its independent registered public accounting firm.

On the date of the adoption of this Report, the Audit Committee consisted of four directors, all considered independent in accordance with New York Stock Exchange listing standards and other applicable regulations. The Board has determined that committee members Mrs. Keeth and Mr. Patrick are “audit committee financial experts” as defined by the SEC.

Company management has the primary responsibility for the preparation of the financial statements and for the reporting process, including the establishment and maintenance of Arrow’s system of internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and auditing the Company’s internal controls over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm, the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q, and the 2018 Annual Report on Form 10-K. Such reviews included a discussion of critical or significant accounting policies, the reasonableness of significant judgments, the quality (not just the acceptability) of the accounting principles, the reasonableness and clarity of the financial statement disclosures, and such other matters as the independent registered public accounting firm is required to review with the Audit Committee under the standards promulgated by the Public Company Accounting Oversight Board. The Audit Committee also discussed with both management and the Company’s independent registered public accounting firm the design and efficacy of the Company’s internal control over financial reporting.

In addition, the Audit Committee received from and discussed with representatives of the Company’s independent registered public accounting firm the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence) and considered the compatibility of non-audit services rendered to Arrow with the independence of the Company’s independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standards 1301, “Communication with Audit Committee” issued by the Public Company Accounting Oversight Board.

The Audit Committee also discussed with the independent registered public accounting firm and Arrow’s corporate audit group the overall scope and plans for their respective audits. The Audit Committee periodically met with the independent registered public accounting firm, with and without management present, to discuss the results of their work, their evaluations of Arrow’s internal controls, and the overall quality of Arrow’s financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

M.F. (Fran) Keeth, Chair

Steven H. Gunby

Gail E. Hamilton

Stephen C. Patrick

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2019 ANNUAL
PROXY STATEMENT

PRINCIPAL ACCOUNTING FIRM FEES

The aggregate fees billed by Arrow’s principal accounting firm, Ernst & Young LLP, for auditing the annual financial statements and the Company’s internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and related regulations included in the Annual Report on Form 10‑K, the reviews of the quarterly financial statements included in the Quarterly Reports on Form 10-Q, statutory audits, assistance with and review of documents filed with the SEC, and consultations on certain accounting and reporting matters for each of the last two fiscal years are set forth as “Audit Fees” in the table below.

Also set forth for the last two fiscal years are “Audit-Related Fees.” Such fees are for services rendered in connection with business acquisitions, employee benefit plan audits, and other accounting consultations. “Tax Fees” relate to assistance with tax return preparation, tax audits, and compliance in various tax jurisdictions around the world. “Other Fees” refer to advice, planning, and consulting other than as set forth above. Ernst & Young LLP did not provide any services to the Company related to financial information systems design or implementation, nor did it provide any personal tax work or other services for any of the Company’s executive officers or members of the Board.

	2018	2017
Audit Fees	$10,512,543	$9,195,135
Audit-Related Fees	107,075	238,652
Tax Fees	5,292,806	1,883,030
Other Fees	8,000	7,155
Total	$15,920,424	$11,323,972

The amounts in the table above do not include fees charged by Ernst & Young LLP to Marubun/Arrow, a joint venture between the Company and the Marubun Corporation. Audit fees for Marubun/Arrow totaled $496,850 in 2018, and $446,514 in 2017.

Consistent with the Audit Committee charter, audit, audit-related, tax, and other services were approved by the Audit Committee, or by a designated member thereof. The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence.

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PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF
APPOINTMENT OF AUDITORS

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

Shareholders are asked to ratify the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Arrow expects that representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and that they will be available to answer appropriate inquiries raised at the Annual Meeting. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

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PROPOSAL 3: RE-APPROVAL AND AMENDMENT OF THE
ARROW ELECTRONICS, INC. 2004 OMNIBUS INCENTIVE PLAN

THE BOARD RECOMMENDS A VOTE “FOR” THE RE-APPROVAL AND AMENDMENT OF THE ARROW ELECTRONICS, INC. 2004 OMNIBUS INCENTIVE PLAN.

The Board believes that the future growth and profitability of Arrow depends, in large measure, on its ability to retain and motivate outstanding employees, directors, and third-party service providers. To further this goal, in 2004, the Board adopted the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, which has been amended a number of times since then (the “Plan”). The Plan provides the Compensation Committee of the Board with the ability to utilize a wide variety of compensation and incentive vehicles. Key among these are the equity-based programs: incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance units and performance shares. Equity-based compensation is critical to the Company’s effort to ensure that the interests of its managers are aligned with the interests of its shareholders and to focus its managers’ efforts on the creation of long-term value.

The number of shares that remain available for issuance under the Plan after giving effect to all grants through February 19, 2019, is 2,757,405. At current and projected rates of utilization, without an increase, there may be insufficient shares available to meet the Company’s needs with respect to grants and awards expected to be made early in 2020, prior to the Company’s annual meeting of shareholders for that year. With this in mind, the proposed amendments would increase the aggregate number of shares of Arrow common stock available for issuance to Plan participants by 4,900,000 shares. The Company estimates that, based on its historical grant practices and current future projections, the authorized pool of shares under the amended Plan would last for approximately 5 years.

Our estimated 2018 dilution rate was 7.61% of common shares outstanding, which was among the lowest in our Peer Group, as defined below. “Dilution” is the sum of outstanding equity shares plus shares available for grant and new share authorizations as a percent of proxy record date common shares outstanding.

The “burn rate” is the number of equity shares granted in a fiscal year as a percent of weighted average basic common shares outstanding. Our estimated three year average burn rate was 1.17% (for 2016 through 2018), which compares to our Peer Group median of 1.55%.

PLAN HIGHLIGHTS

Independent Plan Administrator. The Compensation Committee, which is composed of independent directors, administers the Plan, and retains full discretion to determine the number and amount of awards to be granted under the Plan, subject to the terms of the Plan.

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2019 ANNUAL
PROXY STATEMENT

Reasonable Grant Restrictions. Subject to adjustment as described in the Plan:

>    Awards to each participant of stock options, stock appreciation rights, restricted stock/restricted stock units, performance units/performance shares, and other stock-based awards under the Plan, in each case, are limited to 500,000 shares per year, and cash-based awards awarded or credited to any participant under the Plan in a single year may not exceed $10,000,000, in all instances subject to carryover increase from prior years.

>    Awards to each non-employee director under the Plan are limited to 400,000 shares in the aggregate and 20,000 shares per year (40,000 shares per year for the Chairman or Lead Director), plus an additional 40,000 shares in the year of first appointment or election.

Double Trigger Change in Control Treatment. The Plan does not provide for “single trigger” acceleration of awards. As discussed under the heading “Non-Qualified Stock Option, Restricted Stock Unit, and Performance Stock Unit Award Agreements” in the Compensation Discussion and Analysis section below, the Company’s award agreements provide for “double trigger” acceleration of awards, which means that awards will not be accelerated solely upon a change in control of the Company, but instead only if the participant incurs an involuntary termination of employment in connection with the change in control.

Prohibition on Liberal Share Counting. If shares are withheld or tendered in order to satisfy tax withholding obligations or the exercise price of stock options, those shares will not again become available for future issuance under the Plan.

Full Value Awards Weighted More Heavily. The settlement of one share pursuant to a full value award is deemed to reduce the authorized share pool under the Plan by 1.69 shares.

Full Value Award Vesting Limitations. Time-based full value awards under the Plan may not vest more rapidly than pro rata over three years, and performance-based full value awards under the Plan must provide for a performance period of at least 12 months.

No Discounted Stock Options. The Plan requires that the exercise price for newly-issued stock options may not be less than the fair market value per share on the date of grant.

Prohibition on Repricing. The Plan prohibits the repricing of outstanding stock options without shareholder approval (outside of certain corporate transactions or adjustments specified in the Plan). Similarly, the Plan does not provide for the repricing of stock appreciation rights.

No Dividend Equivalents for Unvested Awards. The Plan permits dividend equivalents to be credited only with respect to the vested portion of an award (including performance awards).

Stockholder Approval of Certain Amendments. The Plan requires shareholder approval of any amendments to the Plan, to the extent required by law or exchange listing requirements. This includes amendments increasing the number of shares available for issuance under the Plan.

PROPOSED AMENDMENTS

The amendments to the Plan contained in this proposal were adopted, subject to shareholder approval, by the Compensation Committee and ratified by the Board on February 19, 2019. The amendments to the Plan are described below:

>    Increase in Share Limit: As explained above, in light of the continued growth of the Company and the importance of the share-based incentive vehicles facilitated by the Plan, and in order for Arrow to have a sufficient number of shares available for future grants (including projected grants expected to be made in accordance with the Company’s annual practice), the proposed amendments would increase the aggregate number of shares of Arrow common stock available for issuance to Plan participants by 4,900,000 shares.

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2019 ANNUAL
PROXY STATEMENT

>    Extension of Plan: The proposed amendments extend the termination date of the Plan to February 19, 2029 (unless the Plan is terminated sooner under the terms provided therein).

>    Increase in Cash-Based Awards Limit: The proposed amendments increase the maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year from $5,000,000 to $10,000,000.

>    Updates for Changes in Accounting Standards: The proposed amendments make the following revisions to the Plan to comply with changes to applicable accounting principles:

>    Deletion of Section 6.11 due to the supersession of APB Opinion 25 by FASB ASC 718, which removed the ability of the Company to expense the cost of options.

>    Update of the reference in Section 11.2(e) to “extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30” to refer to the “unusual or infrequently occurring items as described in FASB Accounting Standards Codification 220‑20,” reflecting the fact that APB Opinion No. 30 was superseded by FASB ASC 225‑20, which has been superseded (via ASC 2017‑19) by FASB ASC 220‑20.

>    Removal of NQSO Limit: The proposed amendments remove the numerical limit in Section 4.1(c) on the maximum number of shares of Arrow common stock that may be issued pursuant to awards in the form of Non-Qualified Stock Options (“NQSOs”).  Specifying a maximum NQSO limit in the Plan was permitted but not required under Section 422 of the Code and the regulations thereunder.

>    Updates for Recent Changes to Section 162(m) of the Internal Revenue Code: Under the current terms of the Plan, the Compensation Committee is permitted to grant performance awards intended to constitute “performance-based compensation” to certain “covered employees” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).  Such awards were designed to be exempt from the $1 million deduction limitation under Section 162(m). The Tax Cuts and Jobs Act (“TCJA”) (passed in December 2017) and IRS Notice 2018-68 (issued in August 2018), among other things, eliminated the performance-based compensation exemption to the Section 162(m) deduction limitation for new and materially modified awards after November 2, 2017, and changed the definition of a Section 162(m) “covered employee.” The proposed amendments make the following revisions to the Plan to comply with these recent changes to Section 162(m):

>    Clarification that the Compensation Committee need only comply with the Section 162(m) performance-based compensation requirements with respect to awards granted prior to November 2, 2017 (and not materially modified thereafter), which were intended to constitute performance-based compensation under Section 162(m) (such awards, “Grandfathered Awards”).

>    Other clarifications to the Plan to comply with the recent changes to Section 162(m).

>    Deletion of “Covered Employee Annual Incentive Awards” as a type of award granted under the Plan. Such awards were annual incentive awards granted solely to executive-level Section 162(m) “covered employees” of the Company, and were specifically structured to meet the pre-TCJA performance-based compensation exemption to the Section 162(m) deduction limitation. Because such exemption has been eliminated for any new or materially modified award after November 2, 2017, there is no continuing need to offer Covered Employee Annual Incentive Awards under the Plan. Thus, beginning in 2019, no further Covered Employee Annual Incentive Awards will be granted under the Plan.

Shareholders are asked to approve the proposed amendments and the complete text of the Plan incorporating the proposed amendments, which is attached as Annex A. The principal provisions of the Plan are summarized below and qualified in their entirety by the attached Plan.

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SUMMARY DESCRIPTION OF THE PLAN

Purpose of the Plan

The Plan is intended to strengthen the Company’s ability to attract, motivate and retain the employees, directors, and third-party service providers upon whose judgment, initiative and efforts the financial success and growth of the Company largely depends, and to provide additional incentive for such individuals through stock ownership and other rights that promote and recognize the successful efforts of these individuals and thereby enhance shareholder value.

Duration

The Plan became effective on May  27,  2004, when Arrow’s shareholders approved the Plan. The Plan will terminate effective on February 19, 2029 if it is re-approved. Any award granted prior to Plan termination will remain outstanding post-termination in accordance with the applicable terms and conditions of the Plan and the award.

Administration

The Compensation Committee is responsible for administering the Plan and has the discretionary power to interpret it (including any Plan-related documentation), to determine eligibility for awards and the terms and conditions of awards (including, without limitation, the amount of the awards), and to adopt rules, regulations, forms, instruments, and guidelines. Determinations of the Compensation Committee made under the Plan are final and binding. The Compensation Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. The Compensation Committee may also delegate to one or more Company officers the power to designate employees (other than executive officers of the Company) and third-party service providers to be recipients of awards and the amount of such awards. Notwithstanding the foregoing, only the Board may determine the type and number of awards granted under the Plan to the Company’s non-employee directors.

Plan Share Limits

The maximum number of shares of common stock that have been authorized for issuance under the Plan for the duration of the plan has been 27,400,000, subject to adjustment upon the occurrence of various corporate events as described in the Plan. However, 8,300,000 of those shares expired in March 2014. Of the total authorized, only 2,757,405 shares remain available after giving effect to all grants through February 19, 2019. The proposed amendments to the Plan add another 4,900,000 shares with respect to which grants may be made, meaning that, as the Plan is proposed to be amended, 32,300,000 shares will have been authorized, of which 7,657,405 shares will be available for issuance to participants under the Plan.

Generally, shares are counted against the authorization only to the extent they are actually issued. Each share issued under “full value” awards (e.g., restricted stock and performance units, as described below) count against the authorization at a rate of 1.69:1; each share issued under all other awards (e.g., stock options and stock appreciation rights (“SARs”)) count against the authorization at a rate of 1:1. Shares which are the subject of awards that terminate by expiration, forfeiture, cancellation, or otherwise, or are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant. However, if the option price or tax withholding requirements of any award are satisfied by the Company’s withholding of shares or the participant’s tendering of shares to the Company, or if a SAR is exercised, both the number of shares issued, and the number of shares withheld or tendered will be deemed issued under the Plan. The maximum number of shares shall not be reduced to reflect dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units, performance shares, or other stock-based awards, but may be adjusted by the Compensation Committee to reflect certain corporate events or transactions.

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Participant Award Limits

Under the Plan, participants may receive a) stock options, b) SARs, c) restricted stock or restricted stock units, d) performance units or performance shares, e) other stock-based awards, and f) cash-based awards. The Plan imposes annual per-participant award limits on such awards. For each of the stock-based awards (“a” to “e” above), the maximum award to any participant (other than a non-employee director) in any calendar year is 500,000 shares (or the cash value of 500,000 shares at the time of vesting or payout, if applicable) plus any unused annual limit from prior years. For each of the cash-based awards (“f” above), the maximum amount awarded or credited to any participant in any year may not exceed $10,000,000 (determined as of the date of vesting or payout) plus the amount of any unused annual limit from prior years. The maximum number of shares of common stock of the Company that may be issued to each non-employee director is 400,000 shares, and no non-employee director may receive an award covering more than 20,000 shares in any calendar year, or 40,000 shares for a non-employee director serving as Chairman or Lead Director.  However, in the year in which a new non-employee director joins the Board, he or she may receive an award covering no more than an additional 40,000 shares. The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations and terms of awards are subject to adjustment by the Compensation Committee in order to prevent dilution or enlargement of participants’ rights under the Plan in the case of a corporate event or transaction such as a merger, reorganization, stock dividend, stock split, reverse stock split, or other similar event. The Compensation Committee shall also, as it deems necessary or appropriate, make adjustments to reflect unusual or non-recurring events.

Any stock-settled time-vesting full value awards granted under the Plan cannot vest more rapidly than pro-rata over a three-year period and any stock settled performance-vesting full value awards granted under the Plan must provide for a performance period of at least 12 months. Notwithstanding the foregoing, the Board has the discretion to issue up to five percent of all shares authorized under the Plan with time vesting and/or performance requirements it deems appropriate.

Eligibility and Participation

The Compensation Committee may select from and grant awards to employees, directors, and third-party service providers of the Company, its subsidiaries and its affiliates. Awards to non-employee directors will be made by the Board. In addition to the nine non-employee directors, all employees of the Company are eligible to receive grants under the Plan. While the number of eligible third-party service providers is not determinable, to date, none have received any awards under the Plan, and the Compensation Committee has no intention of granting any such awards.

Stock Options

The Compensation Committee may grant both incentive stock options (“ISOs”) and NQSOs under the Plan, which may be subject to vesting and other conditions as determined by the Compensation Committee. ISOs may be granted only to employees of the Company or of any parent or subsidiary corporation. The exercise price for options cannot be less than the fair market value of Arrow’s common stock on the date of grant. The options may have terms of up to ten years from grant date except in the case of participants outside of the United States, which period may extend beyond ten years. To date, no options have been granted with terms exceeding ten years. The exercise price may be paid with cash, with previously acquired shares of common stock, a combination of both, or by other means approved by the Compensation Committee.

Stock Appreciation Rights

The Compensation Committee may grant SARs under the Plan either alone or in tandem with stock options on such terms and conditions as the Compensation Committee may determine. The grant price of a SAR cannot be less than the fair market value of the common stock at the time of grant. The grant price and term of a tandem SAR will be the same as the price and term of the option with which it was granted. SARs may have

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terms of up to ten years from grant, except that SARs granted to participants outside of the United States may have a term greater than ten years. To date, no SARs have been granted.

Freestanding SARs may be exercised on such terms as the Compensation Committee determines. Tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of a SAR, the holder will receive cash, shares of common stock, or a combination of the two, as determined by the Compensation Committee, equal in value to the difference between the fair market value of the common stock subject to the SAR at the exercise date and the grant price.

Restricted Stock Units and Restricted Shares

The Compensation Committee may award restricted shares and restricted stock units, subject to vesting schedules and limitations on transfer and such other restrictions as the Compensation Committee may determine. A holder of restricted shares is a shareholder, entitled to dividend and voting rights, whereas the holder of a restricted stock unit is not entitled to dividends and does not have voting rights.

Performance Stock Units and Performance Shares

Performance unit and performance share awards may be granted under the Plan. Performance unit awards and performance shares will have an initial value based on the fair market value of the Company’s common stock on the date of grant. The Compensation Committee sets performance goals, the achievement of which will determine the value and/or number of performance units or performance shares that will be paid to the participant. The performance goals and periods may vary from participant to participant, group to group, and time to time. Performance shares and performance units may be paid in the form of cash and/or shares (such shares may be subject to restrictions as determined by the Compensation Committee). Performance shares may entitle the participant to dividend equivalents; however, with respect to grants made since May 4, 2010, participants are only entitled to receive dividend equivalents with respect to the vested portions of the award.

Performance Measures

Although the “performance-based compensation” exemption under Section 162(m) does not apply to any new or materially modified award after November 2, 2017, the performance goals for awards that are intended to constitute performance-based compensation under the Plan will be based upon the performance measures listed in the Plan for any business unit. The following are examples of performance measures that may be applied:

>    earnings per share

>    sales growth

>    operating margins including gross profit, operating expenses and operating income as a percentage of sales

>    operating efficiency

>    working capital targets

The Compensation Committee may base payment or vesting on performance measures in addition to, or other than, those set forth above.

The Compensation Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that occur during the performance period to which the award is subject: asset write-downs; litigation, claim judgments or settlements; the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; any reorganization and restructuring programs; unusual or infrequently occurring items (as defined by generally accepted accounting principles,

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and/or as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year); acquisitions or divestitures; and foreign exchange gains and losses.

Awards that are designated as performance-based compensation may be adjusted upward or downward, as the Compensation Committee may deem appropriate. Awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the Compensation Committee.

If applicable tax and/or securities laws change to permit the Compensation Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Grandfathered Awards

All Grandfathered Awards are subject to the provisions of this Plan as amended and restated effective February 17, 2015 (the “Prior Restatement” of the Plan) regarding Section 162(m). The Grandfathered Awards will be administered pursuant to such terms of the Prior Restatement with the intent that the characterization of the Grandfathered Awards as “Performance-Based Compensation,” as that term was defined under the Prior Restatement, is preserved following November 2, 2017.

Non-Employee Director Awards

Under the Plan, the Board may grant awards of any kind other than ISOs to non-employee directors. From time to time, the Board, on the recommendation of the Corporate Governance Committee, sets the amount and type of equity awards to be granted to non-employee directors on a periodic, non-discretionary basis, based on the number of committees the director serves on, service as the chair of a committee, service as Chairman of the Board or Lead Director, or the first selection or appointment of the director. Non-employee directors currently receive annual awards of restricted stock units. The restricted stock units will vest fully upon grant and are subject to further restrictions until up to one year after the director’s separation from the Board. All restricted stock units are settled in common stock after the restriction period.

Unless a director gives written notice setting forth a different percentage, 50% of each director’s annual retainer fee is deferred and converted into units based on the fair market value of the Company’s stock as of the date it would have been payable. Upon a director’s separation of service from the Board (and not before then, except in the case of death or unforeseeable emergency need), each unit in his or her deferral account will be converted into shares and any fractional units are converted into cash.

Other Awards

Subject to the terms of the Plan including, without limitation, Plan share limits, the Compensation Committee may develop sub-plans or grant other equity or cash-based or related awards on such terms as the Compensation Committee may determine, including, but not limited to, awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.

Other Provisions of Awards and Individual Award Agreements

For each manner of award, and each individual agreement granting an award, the Compensation Committee shall determine, in its discretion, whether or not, and to what extent, the participant’s receipt of cash or stock under the Plan may or shall be deferred; the impact of the termination of the participant’s employment or service on any award (including variations, if any, based on the reason for such termination); the voting rights of any stock or stock equivalent granted or delivered thereunder; the transferability of any stock, stock equivalent or other right of any participant during his or her lifetime; and whether or not dividend equivalents will be paid with respect to any shares of common stock subject to an award (except that dividend equivalents may only be credited with respect to awards granted after May 4, 2010 to the extent the awards are vested).

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Except as the Compensation Committee otherwise expressly determines, neither ISOs nor other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an ISO and, except as the Compensation Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.

Treatment of Awards upon a Corporate Event

If the Company is dissolved or liquidated, or if substantially all of its assets are sold (or there is a merger or consolidation) and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the Plan will become fully vested and exercisable and all restrictions on each award will lapse. All options and SARs not exercised upon the occurrence of such a corporate event will terminate, and the Company may, in its discretion cancel all other awards then outstanding and pay the award holder its then-current value as determined by the Compensation Committee.

Amendment of Awards or Plan and Adjustment of Awards

The Compensation Committee may at any time alter, amend, modify, suspend, or terminate the Plan or any form of award in whole or in part. However, no amendment may adversely affect the rights of any participant under an outstanding award without his or her consent.

No option granted under the Plan will be repriced or replaced without shareholder approval, except to prevent an unintended dilution or enlargement of participants’ rights or benefits under the Plan in the event of a corporate transaction or event such as a merger or acquisition, a stock split or recapitalization, a change in accounting rules or applicable laws or regulations or other matter having such an impact. No amendment of the Plan of any kind will be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.

The Compensation Committee may grant awards under terms differing from those provided for in the Plan, and without regard to the Plan’s share limits, where such awards are granted in substitution for awards held by employees of other corporations who become Company employees as the result of a merger or other transaction provided that the maximum number of shares that may be granted under ISO and NQSO awards in such circumstances is currently 24,000,000. The proposed amendments to the Plan would increase the maximum number of shares that may be granted under the Plan pursuant to ISO awards to 7,657,405.

Tax Withholding

Awards under the Plan may be subject to tax withholding. If so, the Company may require the participant to remit the necessary taxes to the Company or may allow participants to satisfy their tax withholding requirements by causing shares of common stock to be withheld.

Rights of Participants

Nothing in the Plan or any award agreement will give any participant any right to continued employment (or provision of service as a director or third-party service provider) or prevent or limit the Company from terminating the participant as permitted by law. No individual in any position has the right to an award. No participant will have rights as a shareholder until he or she becomes the record holder of any such shares.

New Plan Benefits

The Company’s directors and executive officers have received awards under the Plan, and it is anticipated that those individuals will receive awards under the Plan in the future, as the Company may determine appropriate. The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. For a summary of the awards granted to the NEOs under the Plan during 2018, see the Grants of Plan-Based Awards Table.

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Federal Tax Effects

The following discussion summarizes certain federal income tax consequences of the issuance and exercise of options under the Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-U.S. taxes.

Incentive Stock Options

In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price; the same amount is generally deductible by the Company as compensation. Dispositions of shares by optionees after such periods typically result in long-term capital gains or losses, if any, equal to the difference between the sale price and the exercise price, and Arrow will not receive a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Non-Qualified Stock Options

In general, in the case of an NQSO, the optionee has no taxable income at the time of grant but realizes income in connection with the exercise of the option in an amount equal to the excess of the fair market value (at the time of exercise) of shares acquired upon exercise over the exercise price. For employee optionees, the same amount is deductible by Arrow as compensation, provided that income taxes are withheld from the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

Section 162(m) of the Internal Revenue Code

Section 162(m) generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to “covered employees,” which include: (1) the CEO, (2) the Chief Financial Officer (“CFO”), (3) any employee whose total compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the three highest compensated officers for the taxable year (excluding the CEO and CFO); and (4) any executive who was a “covered employee” for any tax year beginning after December 31, 2016. A “covered employee” includes any individual who meets the definition of a “covered employee” at any time during the year, and also includes executives who are the top three highest paid officers (excluding the CEO or CFO) even if their compensation is not required to be disclosed under existing SEC rules.

Awards that were granted prior to November 2, 2017, which were not modified in any material respect on or after such date, and which qualify as “performance-based compensation” under Section 162(m), are exempt from the $1,000,000 deduction limitation under Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation.

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Equity Compensation Plan Information

The table below provides information as of December 31, 2018, prior to the proposed amendments of the Plan.

	Number of securities
	to be issued upon	Weighted-average	Number of securities
	exercise of	exercise price of	remaining available for
	outstanding options,	outstanding options,	future issuance
Plan Category	warrants and rights	warrants and rights	(1)

Equity compensation plans approved by security holders	1,631,977	$63.69	3,885,282

Equity compensation plans not approved by security holders	—	—	—

Total	1,631,977	$63.69	3,885,282

(1)  In addition to stock options, the Plan provides for the granting of SARs, restricted stock, restricted stock units, performance shares and performance units.

The amounts in the above table do not reflect the 4,900,000 shares that are proposed for approval by the shareholders under Proposal 3 or grants and awards made between December 31, 2018 and the date of this proxy. After giving effect to all grants through February 19, 2019, a total of 2,757,405 shares remain available for future issuance under the Plan.

The Plan is intended to offer the variety of incentive and compensation tools to the Compensation Committee that it requires to achieve the strategic objectives discussed under the heading “Compensation Discussion and Analysis,” below. In order to effectively utilize those tools and programs over the years to come, the Compensation Committee must be able to issue additional shares under the Plan.

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PROPOSAL 4: ADVISORY VOTE ON
EXECUTIVE COMPENSATION

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

The Board of Directors has decided that the Company will hold an advisory vote each year in connection with its Annual Meeting, until the next vote on the frequency of shareholder votes on the compensation of the NEOs, which will be 2023, or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders.

Shareholders have an opportunity to cast an advisory vote on compensation of the NEOs. This proposal, commonly known as “say-on-pay,” gives shareholders the opportunity to approve, reject, or abstain from voting with respect to the Company’s executive compensation programs and policies and the compensation paid to the NEOs.

The Company is requesting shareholder approval of the compensation of its NEOs as disclosed in this Proxy Statement. The Company desires the affirmative vote of a majority of votes cast at the Annual Meeting. For purposes of determining the number of votes cast with respect to Proposal 4, only those votes cast “FOR” or “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, this is an advisory vote, which means that this proposal is not binding on the Company. The Compensation Committee, however, values the opinions expressed by the Company’s shareholders and will carefully consider the outcome of the vote when making future compensation decisions for the Company’s NEOs.

The Company asks that you review in detail the disclosure contained in this Proxy Statement regarding compensation of the Company’s NEOs (including the Company’s Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany such tables) and indicate your support for the compensation of the Company’s NEOs that is described in this Proxy Statement.

Based on the foregoing, and as a matter of good corporate governance, the Board is asking shareholders to approve the following advisory resolution at the 2019 Annual Meeting:

“RESOLVED that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables, notes, and narrative in the Proxy Statement for the Company’s 2019 Annual Meeting.”

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REPORT OF THE COMPENSATION COMMITTEE

The substantive discussion of the material elements of all of the Company’s executive compensation programs and the determinations by the Compensation Committee with respect to compensation and executive performance for 2018 are contained in the Compensation Discussion and Analysis that follows below. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management representatives responsible for its preparation and the Compensation Committee’s advisors. In reliance on these reviews and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the definitive Proxy Statement on Schedule 14A for Arrow’s 2019 Annual Meeting for filing with the SEC and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Philip K. Asherman, Chair
Richard S. Hill
Barry W. Perry

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

EXECUTIVE COMPENSATION

This CD&A explains the executive compensation program for the Company’s NEOs listed below. The CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to fiscal 2018.

Name	Title
Michael J. Long	Chairman, President, and Chief Executive Officer
Christopher D. Stansbury	Senior Vice President, Chief Financial Officer
M. Catherine Morris	Senior Vice President, Chief Strategy Officer
Sean J. Kerins	President, Global Enterprise Computing Solutions
Andrew D. King	President, Global Components

EXECUTIVE SUMMARY

2018 Business Strategy and Highlights

Arrow guides innovation for its customers in the areas of industrial automation, edge computing, cloud computing, connected devices, home automation, and smart cities.  Our strategy to be the foremost technology lifecycle solutions provider has been successful to date, and has us well-positioned for the future.

Through a network of more than 349 locations serving over 80 countries, the Company aggregates disparate sources of electronics components, infrastructure software, and IT hardware to increasingly provide complete solutions for customers and suppliers.  Our goal is to leave no segments of the market underserved in terms of the products we offer and services we provide.  We aim to accelerate our customers’ time to market, and to drive growth on behalf of our suppliers.

Financial Performance Achievements

We delivered a third consecutive year of record results in 2018.  Sales in 2018 increased by $3 billion for the second consecutive year, increased 12% compared to 2017, and reached an all-time record level of $29.7 billion.  Gross profit of $3.7 billion, operating income of $1.15 billion, and non-GAAP earnings per share (“EPS”) on a diluted basis of $8.83 also achieved all-time records.  Non-GAAP EPS increased by $1.32 and increased 18% compared to 2017.  The Company delivered on its financial objectives to grow sales faster than the market, increase markets served, and grow profits faster than sales.

The Company’s organic investments, acquisitions, and strong execution resulted in 44% three-year adjusted EPS growth.  This growth was second highest of the eight companies among Arrow and its Peer Group.  Three-year average return on invested capital (“ROIC”) was 2.8 percentage points above the three-year weighted average cost of capital (“WACC”).  Total shareholder return for the three-year period was 27% compared to - 8% for the Peer Group and 25% for the S&P 400 midcap stock index.

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The Company believes that a non-GAAP EPS calculation is appropriate in assessing and understanding the Company’s operating performance and trends in the Company’s business because it removes financial information outside the Company’s core operating results.  For example, in 2018, reported earnings per share on a diluted basis of $8.10 increased by $3.62, or 81%, compared to reported earnings per share on a diluted basis of $4.48 in 2017.  During the fourth quarter of 2017, the Company recognized a net, non-cash charge related to U.S. tax reform that reduced reported net income by $125 million and reported EPS on a diluted basis by $1.39.  As a result, all references to EPS in this Proxy Statement are to non-GAAP EPS.

Strategic Performance Achievements

The Company’s diverse worldwide customer base consists of original equipment manufacturers, value-added resellers, managed service providers, contract manufacturers, and other commercial customers.  Our investments in key strategic growth areas have started to pay dividends for the Company.  We are helping customers create, make, and manage their products at unprecedented scale.  In 2018, the Company expanded its customer base by 50,000 to 200,000, and the largest customer contributed less than 2% of sales.

In 2018, the Company entered into several significant new distribution agreements intended to help the Company maintain its leadership position in the electronic component and information technology solutions markets.  These agreements include relationships with semiconductor, passive electromechanical component, information technology hardware and software, and cloud-based solution providers.  The Company continues to expand and diversify the products, solutions, and services it can offer.  The largest supplier’s products contributed less than 10% of sales.

Over the past three years, the Company completed eight strategic acquisitions to broaden product and service offerings, to further expand geographic reach in the Asia Pacific and Europe regions, and to increase our capabilities to meet the evolving needs of customers and suppliers.

2018 Shareholder Engagement and Say-on-Pay

In 2018, the Company’s executive compensation program for 2017 was submitted to an advisory vote of the shareholders and it received the support of approximately 86% of the total votes cast at the Annual Meeting. Based on the high level of approval received from shareholders and the Compensation Committee's determination that the Company’s existing programs were operating properly, the Company made no significant changes to its executive compensation programs in 2018. The Compensation Committee continues to carefully consider any shareholder feedback in its executive compensation decisions.

Best Compensation Practices and Policies

What We Do		What We Don’t Do
√	Heavy emphasis on variable compensation	×	No guaranteed salary increases
√	All long-term incentives vest based on performance	×	No “single trigger” change-in-control cash payments
√	Rigorous stock ownership guidelines	×	No tax gross ups on compensation equity
√	Independent compensation consultant	×	No option backdating or repricing
√	Annual risk assessments	×	No hedging or pledging
√	Non-equity incentives are provided based on incentive plans and are not solely discretionary	×	No extensive perquisites

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2018 Compensation Actions

The Compensation Committee took several actions in 2018 to ensure market-competitive NEO compensation, emphasizing performance-based compensation programs tied directly to value creation for the Company’s shareholders.

Base Salary

The Compensation Committee targets a competitive positioning of NEO salaries relative to the defined Peer Group, the larger general industry, and individual professional development. As such, Messrs. Long and Stansbury were provided with salary increases to align them with a competitive market position.

Annual Cash Incentives (“MICP”)

Annual cash incentives are based on the achievement of two key performance measures: EPS and strategic goals. For 2018, the Company’s EPS growth exceeded target by 17%,  accounting for the majority of the annual cash incentive payout while achievement on strategic goals was 87%. This resulted in awards that were above target levels for the NEOs.

Long-Term Incentive Plan (“LTIP”)

The majority of the compensation delivered to the NEOs continues to be in the form of equity under the LTIP. In 2018, the NEOs were awarded an LTIP grant with a mixture of 50% performance stock units (“PSUs”), 25% RSUs, and 25% stock options. The Compensation Committee believes the use of these equity vehicles creates strong alignment with the Company’s shareholders by linking NEO compensation closely to stock performance and the effective use of capital.

The performance period for the 2016 PSU awards concluded at the end of fiscal year 2018. The Company’s EPS growth relative to its peer companies and efficient use of capital resulted in a payout at 160% of target for these PSUs.

WHAT GUIDES THE COMPANY’S PROGRAM

As a large global provider of technology solutions operating in a highly competitive market, the Company views its people as critical assets and key drivers of its success. The Company’s executive compensation program is designed to motivate, attract, and retain talented executives who are capable of successfully leading the Company’s complex global operations and creating long-term shareholder value.

The program is structured to support Arrow’s strategic goals and reinforce high performance with a clear emphasis on accountability and performance-based pay for achievement of stated goals. As such, a significant portion of total direct compensation (“TDC”) is directly linked to the Company’s short- and long-term performance in the form of cash and equity-based incentive awards. This provides executives with an opportunity to earn above median compensation if the Company delivers superior results or below median when performance targets are not achieved. The portion of pay tied to performance is consistent with Arrow’s executive compensation philosophy and market practices.

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The Principal Elements of Pay: Total Direct Compensation

The Company’s compensation philosophy is supported by the following principal elements of pay:

Pay Element	How Paid	What It Does
Base Salary	Cash (Fixed)

Provides a competitive rate ― approximately the 50th percentile paid for comparable jobs at similar companies ― relative to similar positions in the market and enables the Company to attract and retain critical executive talent.

Annual Cash Incentive Awards	Cash (Variable)	Rewards individuals for performance if they attain pre-established financial and strategic targets that are set by the Compensation Committee at the beginning of the year.
Long-Term Incentive Awards	Equity (Variable)	Promotes a balanced focus on driving performance, retaining talent, and aligning the interests of the Company’s executives with those of its shareholders.

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Pay Mix

The charts below show the target TDC of the Company’s CEO and  other NEOs for fiscal 2018 (rounded to the nearest whole percentages). Annual and long-term incentives play a significant role in the executives’ overall compensation at Arrow. They are essential to linking pay to performance, aligning compensation with organizational strategies and financial goals, and rewarding executives for the creation of shareholder value.

In fiscal 2018, in the aggregate, 87% of the NEOs’ target TDC was variable and tied to corporate performance, measured by EPS, ROIC, WACC, stock performance, and strategic goals (92% for the Company’s CEO and an average of 81% for the other NEOs).

The following charts reflect the weighted average distribution of the elements of the CEO’s and remaining NEOs’ target compensation based on grant date values. The charts show that, excluding the value of the SERP, 92% of the Company’s CEO’s and 81% of the Company’s NEOs’ target compensation was performance-based, including 80% and 63% delivered in the form of Arrow equity to the CEO and NEOs, respectively. Tying pay to the Company’s performance reflects the Compensation Committee’s emphasis on “at-risk” compensation and accountability in support of the Company’s strategic goals. The Compensation Committee has weighted the pay components to establish a total compensation package that effectively motivates the Company’s leaders to drive superior performance in a manner that benefits the interests of shareholders but does not encourage excessive risk taking.

Why the Company Uses EPS in Both Short-Term and Long-Term Incentive Plans

EPS is an important financial performance metric in determining the outcomes of the Company’s annual and long-term incentive awards. The Compensation Committee believes that, even though the formulas and approach for determining annual and long-term incentive awards are different, having EPS as a common focus is in the best interest of shareholders. The Compensation Committee believes that it continues to result in shareholder value creation over time. It also allows Arrow to create greater line-of-sight for its NEOs, which facilitates an effective goal-setting process and makes discussions about performance against goals more meaningful for participants.

CEO	Other NEOs

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The Company’s Decision-Making Process

The Role of the Compensation Committee

The Compensation Committee is comprised of independent, non-management members of the Board. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, a copy of which is available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investor Relations drop- down menu on investor.arrow.com.

The Compensation Committee is responsible for developing and reviewing Arrow’s executive compensation philosophy. It implements that philosophy through compensation programs and plans designed to further Arrow’s strategy; drive long-term, profitable growth; and increase shareholder value. The Compensation Committee reviews and approves the corporate goals and objectives relevant to executive compensation and, subject to review and ratification by the other non-management members of the Board, reviews and approves the compensation and benefits for the CEO and the Company’s other NEOs. In making its decisions, the Compensation Committee also reviews the performance of each of the NEOs and the Company as a whole. It also considers the compensation of other Company executives, levels of responsibility, prior experience, breadth of knowledge, and job performance in reviewing target total compensation levels.

The Compensation Committee considers performance reviews prepared by the CEO for his direct reports and conducts its own performance review of the CEO. The Compensation Committee reviews the Company’s performance on the metrics relevant to the execution of its strategy and evaluates the CEO’s performance in light of that execution. For NEOs other than the CEO, the Compensation Committee’s review includes input provided by the CEO. The CEO’s compensation is evaluated in executive session without the CEO present. All decisions regarding NEO compensation are ultimately made by the Compensation Committee (subject to ratification by the Board in the case of the CEO’s compensation).

The Role of Management

Compensation Committee meetings are regularly attended by the Company’s CEO, the Chief Human Resources Officer, the Chief Financial Officer, and the Chief Legal Officer. Each of the management attendees provides the Compensation Committee with his or her specific expertise and the business and financial context necessary to understand and properly target financial and performance metrics. None of the members of management are present during the Compensation Committee’s deliberations regarding their own compensation, but the Company’s independent compensation consultant, Pearl Meyer & Partners, may participate in those discussions.

The Role of the Independent Compensation Consultant

The Compensation Committee has selected and engaged Pearl Meyer & Partners as its independent compensation consultant to provide the Compensation Committee with expertise on various compensation matters, including competitive practices, market trends, and specific program design. Additionally, Pearl Meyer & Partners provides the Compensation Committee with competitive data regarding market compensation levels at the 25th, 50th, and 75th percentiles for total compensation and for each major element of compensation.

Pearl Meyer & Partners reports to the Compensation Committee and, other than advising the Corporate Governance Committee on non-management director compensation, does not provide any other services to the Company or its management. The Compensation Committee annually assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and New York Stock Exchange listing standards. Pearl Meyer & Partners’ services have not raised any conflicts of interests between the Compensation Committee, the Corporate Governance Committee, the Company, and Company management.

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The Role of Peer Companies

To ensure that executive compensation plans and levels are appropriate and competitive, the Compensation Committee reviews analyses on peer company practices at various times throughout the year. Information on total compensation levels is considered in the context of peer performance analyses in order to effectively link compensation to absolute and relative performance. Through this process, and with input from its independent compensation consultant and management, the Compensation Committee determines appropriate benchmarking targets each year.

The Compensation Committee believes targeting TDC at the market 50th percentile is appropriate. For the purpose of Arrow’s annual competitive benchmarking study, Pearl Meyer & Partners reviews compensation data of the Peer Group, as well as general industry survey data published by third parties. General industry survey data serves as a broader reference point for specific business units where the breadth and relevance of Peer Group data is not as comprehensive as desired, and in cases where the NEO’s position and responsibilities are broader than the typical benchmarks.

The Compensation Committee evaluates the appropriateness of each NEO’s compensation as positioned around the market 50th percentile based on factors that include Company and business unit performance, job scope, individual performance, time in position, and other relevant factors. To the extent the Compensation Committee deems that the compensation level associated with an NEO’s position versus the market is not aligned with the relevant factors, the Compensation Committee may choose to modify one or more of the NEO’s compensation components.

The Compensation Committee, with input from its independent compensation consultant, annually reviews and approves the compensation Peer Group to ensure it continues to meet the Company’s objectives. At the Compensation Committee’s request, Pearl Meyer & Partners conducted a comprehensive review of the Peer Group used in 2018. The Peer Group companies reflect a combination of direct and broader industry peers and are as follows:

Peer Group
Anixter International Inc.
Avnet, Inc.
Celestica Inc.
Flex, Ltd.
Jabil, Inc.
Tech Data Corporation
WESCO International, Inc.

Overall Peer Group Data (Millions)
Percentile	Revenue*	Market Cap
25th	8,288	2,046
50th	20,002	3,138
75th	24,753	4,025
Arrow	29,677	6,040
Percentile Rank	88%	99%
* Trailing Twelve Months

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The Compensation Committee also reviews other benchmarking data when deemed necessary and appropriate. This data can cover a variety of areas such as equity vesting practices, the prevalence of performance metrics among peer companies, types of equity vehicles used by peer companies, severance practices, equity burn rates, and any other market data the Compensation Committee believes it needs to consider when evaluating the Company’s executive compensation program.

THE 2018 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

This section of the CD&A provides details about the three principal elements of pay ― base salary, annual cash incentive awards, and long-term incentive awards. Arrow’s pay-for-performance focus is evident in the substantially greater weight given to incentive-based compensation versus fixed compensation.

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. To attract the necessary executive talent and maintain a stable executive team, the Compensation Committee generally targets executive officer base salaries at approximately the 50th percentile for comparable jobs at similar companies. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations, each NEO’s position, and level of responsibility within the Company, as well as a number of other factors, including:

>    Individual performance;

>    Company or business unit performance;

>    Job responsibilities;

>    Relevant benchmarking data; and

>    Internal budget guidelines.

Subject to ratification by the Board, the CEO’s base salary is determined by the Compensation Committee in executive session based on its evaluation of his individual performance, the Company’s performance, and relevant benchmarking data. The Compensation Committee, in consultation with its independent compensation consultant, met in December 2017 to conduct its annual review of base salaries and determined the appropriate annual base salary rate for each then current NEO to be as follows:

Name	2017	2018
Michael J. Long	$1,150,000	$1,200,000
Christopher D. Stansbury	$550,000	$600,000
M. Catherine Morris	$525,000	$525,000
Sean J. Kerins	$550,000	$550,000
Andrew D. King	$525,000	$525,000

In 2018, Messrs. Long and Stansbury received salary increases of 4% and 9%, respectively. These increases were intended to keep salaries competitive and consistent with the Company’s compensation philosophy and the performance of the incumbent.

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Annual Cash Incentives: The Management Incentive Compensation Plan (“MICP”)

Arrow’s annual cash incentives are designed to reward individuals for performance against pre-established targets that are set by the Compensation Committee at the beginning of the year. Each of the Company’s NEOs is assigned an annual cash incentive target. Annual cash incentive targets are established based on market compensation analysis within the context of targeting TDC at the 50th percentile, provided that the actual incentive levels may be higher or lower than the 50th percentile based upon a number of factors, such as Company and individual performance. Actual award payouts depend on the achievement of pre-established performance objectives and can range from 0% to 200% of target award amounts. Target annual award opportunities were established by the NEO’s level of responsibility and his or her ability to impact overall results. The Compensation Committee also considers market data in setting target award amounts.

2018 MICP Performance Objectives and Results

The annual cash incentive for each of the NEOs follows the structure of the Company’s MICP, which is based on a combination of financial and strategic goals. The financial goals account for 70% and the strategic goals account for 30% of the total annual cash incentive award.

Strategic Goals

Each NEO can earn between 0% and 200% based on performance against pre-established, strategic goals. The strategic goals are designed to further the objectives of the Company. For 2018, the strategic component of the award was based on team performance goals.

Financial Goals

Each NEO can earn between 0% and 200% based on the achievement of pre-established, financial goals. For 2018, the financial performance metric was EPS. The Compensation Committee selected EPS to reinforce the Company’s overall profit objectives, based on the rationale that EPS is a primary driver of shareholder value.

The 2018 annual cash incentive metrics and results against those metrics were as follows:

	Performance		Achievement		Weighted
Performance Metric	Range		Percentage	Weighting	Achievement %
Arrow EPS	$5.87 - 9.78	**	131.12%	70%	91.79%
Strategic Goals	0 - 200%		86.81%	30%	26.04%
Total	—		—	100%	117.83%

**     Achievement of each performance metric at target would result in a payout of 100% of the target opportunity for such metric and all other payments are interpolated based on the applicable performance range. For example, with respect to the EPS metric, if EPS equals $7.82, the resulting payout would be 100% of the target opportunity. Achievement below $5.87 or above $9.78 would result in payouts of 0% or 200% of the target opportunity, respectively, on that performance metric.

The Company attained an EPS performance of $8.43, resulting in an achievement percentage of 131.12% for each of the NEO’s financial goals. The NEOs can also earn between 0% and 200% of the 30% strategic component of the MICP based on the Compensation Committee’s evaluation of each individual’s performance against his or her pre-established, strategic goals. The strategic goals are designed to be specific and measurable and to further the objectives of the Company. For 2018, the strategic component of the MICP was based on team performance goals.

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The Compensation Committee applied the same basic methodology described above to Mr. Long, including the 70% financial component based on the above EPS performance range. He attained 131.12% achievement on his financial goal. The Compensation Committee tied the 30% strategic component for Mr. Long’s annual cash incentive to team contributions made relative to the Company’s strategic business imperatives. Based on the Compensation Committee’s assessment of Mr. Long’s successful performance on his strategic objectives, it awarded him 86.81% on his strategic goals. This resulted in a total weighted achievement percentage of 117.83% for Mr. Long and an annual cash incentive of $2,120,940.

The table below provides a summary of the awards earned for EPS and strategic goal performance by each NEO:

			Strategic
			Goal		Total
	Target Award	EPS Payout	Payout	Total	Payout as %
Name	($)	(70% Weighting)	(30% Weighting)	Payout ($)	of Target
Michael J. Long	1,800,000	131.12%	86.81%	2,120,940	117.83%
Christopher D. Stansbury	600,000	131.12%	86.81%	706,980	117.83%
M. Catherine Morris	400,000	131.12%	86.81%	471,320	117.83%
Sean J. Kerins	500,000	131.12%	86.81%	589,150	117.83%
Andrew D. King	475,000	131.12%	86.81%	559,693	117.83%

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Long-Term Incentive Awards

Long-term incentive awards are designed to promote a balanced focus on driving performance, retaining talent, and aligning the interests of the Company’s NEOs with those of its shareholders. Under the LTIP, awards are expressed in dollars and normally granted annually. The LTIP includes a mix of PSUs, stock options, and RSUs.

PSUs	Stock Options	RSUs

PSUs are rewards for three-year EPS growth relative to Arrow’s Peer Group Companies (weighted at 60%), as adjusted for Arrow’s three-year ROIC in excess of WACC (weighted at 40%).

>     The number of PSUs earned (from 0% to 185% of target number of PSUs granted) is based on the Company’s performance over a three-year period

>     Vesting is contingent upon the Company achieving a net income, as adjusted, greater than zero in the fiscal year of the initial grant

>     PSUs are paid out in shares of Arrow stock at the end of the three-year vesting term

Stock Options reward price appreciation.

>     Stock options vest in four equal annual installments beginning on the first anniversary of the grant

>     Exercise price is determined by using the closing price on date of grant

>     Options expire ten years from grant date

RSUs support retention.

>     RSUs generally vest in four equal annual installments beginning on the first anniversary of the grant

>     Vesting is contingent upon the Company achieving a net income, as adjusted, greater than zero in the fiscal year of the initial grant

>     RSUs are paid out in shares of Arrow stock when vested

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2018 Target LTIP Award Opportunities

The Compensation Committee makes LTIP award decisions for executives based on input from the CEO (other than for himself), prior grant history, the Compensation Committee’s own assessment of each executive’s contribution, potential contribution, performance during the prior year, peer compensation benchmarking analysis, and the long-term incentive award practices of the Peer Group discussed above. The target LTIP award level is set at approximately the 50th percentile of the benchmark data gathered and adjusted by the Compensation Committee’s assessment of each executive based on the elements described above.

The Compensation Committee also evaluates the Chief Executive Officer’s performance in light of the factors discussed above to determine his annual long-term incentive award. That award and those for the other NEOs for 2018 are set forth below. For more detail, including the expense to the Company associated with each grant, see the Grants of Plan-Based Awards Table.

The Compensation Committee generally makes annual equity grants at the first regularly scheduled Board meeting of the calendar year. Hiring and promotion grants are made at the next regularly scheduled meeting of the Board that follows such an event, and in instances where retention awards or other ad-hoc awards are advisable, grants are made at the appropriate meeting. All stock option grants are made with exercise prices equal to the value of the Company stock on the grant date closing price to ensure participants derive value only as shareholders realize corresponding gains over an extended time period. None of the options granted by the Company, as discussed throughout this Proxy Statement, have been repriced, replaced, or modified in any way since the time of the original grant. The Company’s three-year average burn rate of 1.17% of weighted average basic common shares outstanding reflects its prudent management of equity shares used under its LTIP.

Mr. Long’s 2018 LTIP award includes a special equity grant intended to replace the loss of SERP benefits he forfeits by delaying retirement up to five years. Under Arrow’s SERP, participants stop accruing benefits after age 60.  The Compensation Committee determined that it was in the best interest of the Company to incent Mr. Long’s retention by restoring the value of his forfeited SERP benefits through a one-time RSU with a grant date value of $6 million, vesting contingent upon Mr. Long’s continued employment in 20% increments beginning on the first anniversary of date of grant. The Compensation Committee also believed it was important to support Arrow’s pay-for-performance culture and shareholder interests through a stock grant instead of continuing accruals under the SERP where benefits are not linked to Arrow’s stock price.  Mr. Stansbury’s 2018 LTIP award includes a special retention grant intended to offset losses incurred through the sale of his home and relocation to Denver.  In an effort to encourage Mr. Stansbury to permanently relocate to Colorado and continue to retain his successful and critical service to the Company, the Compensation Committee determined it was in the Company’s best interest to make a special RSU grant to Mr. Stansbury valued at $1.45 million which will vest equally over four years.  In order to incent Ms. Morris’ continued employment and smooth transition of her role prior to retirement, the Compensation Committee determined that it would be in the best interest of the Company to grant Ms. Morris a performance-based stock unit with a grant date value of $1 million.  This award will cliff vest on the third anniversary of grant if Ms. Morris remains employed through that date, and only to the extent that the Compensation Committee determines that designated goals have been achieved.

The 2018 LTIP awards were granted as follows:

Name	PSUs	Stock Options	RSUs
Michael J. Long	36,608	64,858	91,519
Christopher D. Stansbury	7,627	13,512	21,580
M. Catherine Morris	17,694	9,728	2,746
Sean J. Kerins	7,932	14,054	3,965
Andrew D. King	7,627	13,512	3,813

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A Closer Look at PSUs: 2018 Grants

The 2018 PSU awards are tied to Arrow’s three-year (2018-2020) EPS growth as compared to the EPS growth of Arrow’s Peer Group and Arrow’s three-year average ROIC in excess of its three-year WACC. The Compensation Committee chose EPS and ROIC as performance metrics in order to reward participants for successfully balancing profit maximization and the efficient use of capital, both key drivers in creating shareholder value.

The EPS variable is weighted at 60%, and the ROIC/WACC variable at 40%. Provided the Company achieves a net income, as adjusted, of greater than zero, participants may earn up to 185% of their targeted PSUs based on the matrix below, subject to the individual’s continued employment through the applicable vesting date and any rights provided under the Severance Policy and Participation Agreements.

Performance Payout for 2016 PSU Grants

The table below applies to 2016 PSU grants

	3-YEAR ROIC-WACC (40%)	PAYOUT AS PERCENT OF TARGET*
Maximum (200%)	3.0%+	80%	95%	119%	137%	146%	152%	164%	185%
Target (100%)	1.5%	40%	55%	79%	97%	106%	112%	124%	145%
Threshold (50%)	> 0%	20%	35%	59%	77%	86%	92%	104%	125%
	< 0%	0%	15%	39%	57%	66%	72%	84%	105%
		8	7	6	5	4	3	2	1
		EPS RANKING VS. PEERS (60%)
* Payout interpolated between levels

For the PSUs granted in 2016, the performance period was completed at the end of calendar year 2018, with the payout level approved by the Compensation Committee in February 2019 based on the three-year (2016-2018) results, which include three years of audited financial statements in accordance with GAAP. During 2016, one of the companies initially selected as a member of the Company’s Peer Group, Ingram Micro, was acquired. Sufficient financial data for that company is no longer available. As a result, the Compensation Committee decided to remove Ingram Micro from the Peer Group and reduce the number of Peer Group companies by one. Based on the revised Peer Group, the Company determined that its EPS growth ranked second among the reporting companies. The Company’s average ROIC exceeded its WACC by 2.8% during the same period. As a result, in February 2019, the 2016-2018 PSUs vested at 160% of target levels.

Restricted Stock Units

Grants of RSUs represent 25% of the LTIP value for the NEOs and generally vest in 25% increments on each of the first four anniversaries of the date of grant contingent upon the Company achieving net income, as adjusted, greater than zero and subject to the individual’s continued employment through the applicable vesting date. RSUs are intended to provide the NEOs with the economic equivalent of a direct ownership interest in the Company during the vesting period and provide the Company with significant retention security regardless of post-grant share price volatility.

Stock Options

Stock option grants also represent 25% of the LTIP value and vest in 25% increments on each of the first four anniversaries of the date of grant, subject to the individual’s continued employment through the applicable vesting date. The Company grants stock options to provide the NEOs with a strong incentive to drive long-term stock appreciation for the benefit of the Company’s shareholders. Each stock option grant allows the holder to acquire shares of the Company at a fixed exercise price (Arrow’s closing share price on grant date) over a ten-year term, providing value only to the extent that the Company’s share price appreciates during that period.

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OTHER PRACTICES, POLICIES, AND GUIDELINES

Stock Ownership Requirements

The Compensation Committee recognizes the importance of equity ownership by delivering a significant portion of the NEOs’ total compensation in the form of equity. To further align the interests of the Company’s executives with those of shareholders, the Company requires its NEOs to hold specified amounts of Arrow equity.  The NEOs are required to hold Arrow equity valued at a multiple of three times their base salaries, except the CEO, who must hold five times his base salary.  If the ownership requirement has not been met by the fifth anniversary of the date the NEO became subject to the ownership requirement multiple, then 100% of net shares acquired annually are to be retained until requirements are met.

Anti-Hedging Policy

The Company’s anti-hedging policy provides that directors, executive officers, and certain other employees may not directly or indirectly engage in transactions that would have the effect of reducing the economic risk of holding the Company’s securities. The Company’s policy prohibits them from engaging in short-term trading, buying or selling put or call options, short sales, or entering into hedging transactions, on the open market with respect to their ownership of Company securities. The policy also prohibits the pledging of company securities or the holding of Company securities in margin accounts since securities held in a margin account may be sold by the broker without the customer's consent if the customer fails to meet a margin call and any such margin sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities.  The policy is reviewed and, if needed, updated by the Compensation Committee each year. The Company’s Chief Legal Officer, in certain limited circumstances, may approve in advance specific transactions which would otherwise be prohibited by the policy. To date, no such exception has arisen or been granted. A copy of the policy is available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com.

Severance Policy and Change of Control Agreements

The Company has a policy for severance (the “Severance Policy”) and a change in control agreement (the “Change in Control Retention Agreement”) for its executives. The Severance Policy, corresponding Participant Agreements, and Change in Control Retention Agreements are described in detail in the section entitled “Agreements and Potential Payments upon Termination or Change in Control.”

Retirement Programs and Other Benefits

In keeping with its total compensation philosophy and in light of the need to provide a total compensation and benefit package that is competitive within the industry, the Compensation Committee believes that the retirement and other benefit programs discussed below are critical elements of the compensation package made available to the Company’s NEOs.

Qualified Plans

The NEOs participate in the 401(k) Plan, which is available to all of Arrow’s U.S. employees. Company contributions to the 401(k) Plan on behalf of the NEOs are included under the heading “All Other Compensation” in the Summary Compensation Table and specified under the heading “401(k) Company Contribution” on the All Other Compensation — Detail Table. Annually, the Company considers whether to provide a discretionary contribution to the 401(k) Plan for all of Arrow’s U.S. employees, subject to Compensation Committee approval.

Supplemental Executive Retirement Plan

The Company maintains the Arrow Electronics, Inc. SERP, a non-qualified, unfunded retirement plan in which, as of December 31, 2018, all then-current NEOs participated, the details of which are discussed under the heading “SERP” immediately preceding the Pension Benefits Table. The Company has placed approximately

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$82 million in various investments and trusts to cover the ongoing costs of SERP payouts for both current and former executives.

Management Insurance Program

All of the NEOs participate in Arrow’s Management Insurance Program. In the event of the death of an executive, the Company provides a death benefit (after tax) to the executive’s named beneficiary equal to four times the executive’s annual target cash compensation. The benefit generally ends upon separation from service, but is extended until the first day of the seventh month following separation from service in the event the participating executive’s actual commencement of benefit payments under the SERP will be delayed pursuant to Section 409A of the Internal Revenue Code.

Tax and Accounting Considerations

A variety of tax and accounting considerations influence the Compensation Committee’s development and implementation of the Company’s compensation and benefit plans. Among them is Section 162(m) of the Internal Revenue Code, which historically limited to $1 million the amount of non-performance-based compensation that Arrow may have deducted on its U.S. income tax returns for its CEO and NEOs other than the CFO.

As part of the Tax Cuts and Jobs Act (the “TCJA”) signed into law on December 22, 2017, this exemption from Section 162(m) limitation for performance-based compensation was repealed, effective for taxable years beginning after December 31, 2017, such that any compensation paid to the Company’s CEO, CFO and three other highest-paid NEOs (“covered employees”) in excess of $1 million will now be nondeductible, subject to transition rules.  Additionally, under the TCJA’s revised Section 162(m) rules, once the individual becomes a covered employee for any taxable year, that individual will remain a covered employee for all future years thereby increasing the number of employees subject to the executive compensation limitation rules under Section 162(m) of the Internal Revenue Code.

As required, shareholders approved the basis for performance goals for awards made to NEOs, and such performance goals are subject to an advisory vote as part of Proposal 4 above.

>    The annual cash incentive plan included a maximum award based on a formula approved by the Compensation Committee to comply with the requirements of Section 162(m) of the Internal Revenue Code. The formula is based on a net income above a pre-established target level and sales divided by net working capital. Once this maximum annual cash incentive amount is determined, the Compensation Committee may exercise negative discretion to reduce the amounts to be paid to NEOs otherwise determined pursuant to the methodology described above.

>    PSUs awarded to the NEOs were subject to performance criteria that required that the Company achieve an annual net income, as adjusted, greater than zero, in which case an award of up to 185% may be approved by the Compensation Committee. The Compensation Committee may then exercise negative discretion to reduce the amount of the award. In so doing, the Compensation Committee considers the Company’s three-year EPS growth as compared to the EPS growth of Arrow’s Peer Group and Arrow’s three-year ROIC in excess of its three-year WACC determined pursuant to the methodology described above

>    RSUs awarded to the NEOs were subject to performance criteria that required that the Company achieve an annual net income, as adjusted, greater than zero (in the grant year) or the award would be canceled.

>    Stock options awarded to the NEOs were granted with an exercise price equal to the closing market price of the Company’s common stock on the grant date, such that all value realized by the NEOs upon exercise would be based on share appreciation following the date of grant.

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Even though the TCJA eliminated the exception for performance-based compensation, among other things, the Compensation Committee’s policy, in general, is still to maximize the tax deductibility of compensation paid to executive officers under the Internal Revenue Code. The Compensation Committee recognizes, however, that in order to effectively support corporate goals, not all amounts may qualify for deductibility. Therefore, the Compensation Committee will continue to take into account all applicable facts and circumstances in exercising its business judgment with respect to appropriate compensation plan design.

As discussed below in the section entitled “Agreements and Potential Payments upon Termination or Change in Control,” the Company’s relevant agreements and policies contain provisions as appropriate in order to avoid penalties to executives under Section 409A of the Internal Revenue Code. The Company provides no tax gross-ups in connection with Sections 280G and 4999 of the Internal Revenue Code in the event of a change in control of the Company.

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COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning the compensation of the NEOs.

							Change in
							Pension
					Stock	Non-Equity	Value &
				Stock	Option	Incentive	NQDC	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Michael J. Long	2018	1,200,000	—	10,500,008	1,499,971	2,120,940	—	19,013	15,339,932
Chairman, President, and Chief Executive Officer	2017	1,150,000	—	4,499,994	1,499,995	1,997,500	1,827,312	19,750	10,994,551
	2016	1,150,000	—	4,124,977	1,374,994	1,750,000	1,910,516	14,919	10,325,406
Christopher D. Stansbury	2018	600,000	—	2,387,473	312,492	706,980	360,480	489,087	4,856,512
Senior Vice President, Chief Financial Officer	2017	550,000	—	749,974	250,022	646,250	275,647	22,723	2,494,616
	2016	452,308	—	762,424	87,500	428,273	—	16,456	1,746,961
M. Catherine Morris	2018	525,000	—	1,675,058	224,979	471,320	22,932	13,855	2,933,144
Senior Vice President, Chief Strategy Officer
Sean J. Kerins	2018	550,000	—	974,959	325,027	589,150	341,430	17,356	2,797,922
President, Global Enterprise Computing Solutions	2017	550,000	—	862,537	287,472	587,500	483,745	14,246	2,785,500
	2016	550,000	—	750,011	249,999	383,310	349,523	14,316	2,297,159
Andrew D. King	2018	525,000	—	937,508	312,492	559,693	372,641	15,398	2,722,732
President, Global Components	2017	525,000	—	825,016	274,989	558,125	322,173	15,037	2,520,340
	2016	500,000	—	1,249,981	249,999	320,640	53,098	172,112	2,545,830
(1)

Amounts shown under the heading “Stock Awards” reflect the grant date fair values of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For stock awards that are subject to performance conditions, such awards are computed based upon the probable outcome of the performance conditions as of the grant date. Assuming the maximum performance is achieved for stock awards that are subject to performance conditions, amounts shown under this heading for Messrs. Long and Stansbury, Ms. Morris, Messrs. Kerins and King, would be $13,050,029, $2,918,751, $2,907,578, $1,527,482, and $1,486,786, for 2018; for Messrs. Long, Stansbury, Kerins, and King would be $7,049,971, $1,175,001, $1,351,287, and $1,292,546 respectively, for 2017; for Messrs. Long, Stansbury, Kerins, and King, would be $6,462,479, $911,165, $1,175,033, and $1,675,003, respectively, for 2016. The stock awards in 2016 for  Messrs. Stansbury and King each include one-time grants of RSUs valued at $500,000 (8,234 and 8,860 RSUs respectively) that vest in their entirety four years from the grant date and are forfeited if the executive resigns prior to such vesting date. In 2018, Messrs. Long and Stansbury and Ms. Morris received one-time special grants.  Mr. Long’s RSU award valued at $6,000,000 (73,215 RSUs) will vest equally over five years and forfeits if the executive retires or resigns prior to each vesting date.  Mr. Stansbury’s RSU award valued at $1,450,000 (17,767 RSUs) will vest equally over four years.  Ms. Morris’ PSU award valued at $1,000,000 (12,203 PSUs) will cliff vest on the third anniversary of grant if Ms. Morris remains employed through that date and meets certain performance conditions.

(2)

Amounts shown under the heading “Stock Option Awards” reflect the grant date fair values for stock option awards calculated using the Black-Scholes option pricing model based on assumptions set forth in Note 12 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2018.

(3)	The amounts shown under “Non-Equity Incentive Compensation” are the actual amounts paid for both the financial and strategic goals related to the NEO’s MICP awards.

53

2019 ANNUAL
PROXY STATEMENT

(4)

The amounts shown under the heading “Change in Pension Value & NQDC Earnings” reflect the year-to-year change in the present value of each NEO’s accumulated pension plan benefit as discussed under the heading “Supplemental Executive Retirement Plan.  Mr. Long’s pension value decreased by $1,465,680. “NQDC” refers to non-qualified deferred compensation.

(5)	See the All Other Compensation — Detail Table below.

ALL OTHER COMPENSATION — DETAIL

This table sets forth the individual elements comprising each NEO’s 2018 “All Other Compensation” from the Summary Compensation Table above.

	Other	401(k) Company	Total
Name	($)(1)	Contribution ($)(2)	($)
Michael J. Long	3,963	15,050	19,013
Christopher D. Stansbury	474,037	15,050	489,087
M. Catherine Morris	555	13,300	13,855
Sean J. Kerins	2,306	15,050	17,356
Andrew D. King	348	15,050	15,398

(1)

For Mr. Stansbury, “Other” includes $207,754 for tax assistance, $200,000 for a relocation payment, $62,840 for household goods move, $2,887 for executive physical, $33 LTD Imputed Income, and $522 for spousal activities at a President’s Club event.

(2)	Includes a discretionary 401(k) contribution of $4,050 per Executive.

Certain NEOs have been accompanied by family members during business travel on aircraft (of which the Company owns fractional shares) at no incremental cost to the Company.

54

2019 ANNUAL
PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding the annual cash incentives, PSUs, RSUs, and stock options awarded in 2018.

Grants of Plan-Based Awards
								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair Value
		Estimated Possible Payouts Under			Estimated Future Payouts			Number	Number of	or Base	of Stock
		Non-Equity Incentive Plan			Under Equity Incentive Plan			of Shares	Securities	Price of	and
		Awards (1)			Awards (2)			of Stock	Underlying	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	($)(5)
Michael J. Long	2018	450,000	1,800,000	3,600,000	—	—	—	—	—	—	—
	2/20/2018	—	—	—	5,491	36,608	67,725	—	—	81.95	3,000,026
	2/20/2018	—	—	—	—	—	—	18,304	—	81.95	1,500,013
	2/20/2018	—	—	—	—	—	—	73,215	—	81.95	5,999,969
	2/20/2018	—	—	—	—	—	—	—	64,858	81.95	1,499,971
Christopher D. Stansbury	2018	150,000	600,000	1,200,000	—	—	—	—	—	—	—
	2/20/2018	—	—	—	1,144	7,627	14,110	—	—	81.95	625,033
	2/20/2018	—	—	—	—	—	—	3,813	—	81.95	312,475
	2/20/2018	—	—	—	—	—	—	—	13,512	81.95	312,492
	3/12/2018	—	—	—	—	—	—	17,767	—	81.61	1,449,965
M. Catherine Morris	2018	100,000	400,000	800,000	—	—	—	—	—	—	—
	2/20/2018	—	—	—	824	5,491	10,158	—	—	81.95	449,987
	2/20/2018	—	—	—	1,830	12,203	22,576	—	—	81.95	1,000,036
	2/20/2018	—	—	—	—	—	—	2,746	—	81.95	225,035
	2/20/2018	—	—	—	—	—	—	—	9,728	81.95	224,979
Sean J. Kerins	2018	125,000	500,000	1,000,000	—	—	—	—	—	—	—
	2/20/2018	—	—	—	1,190	7,932	14,674	—	—	81.95	650,027
	2/20/2018	—	—	—	—	—	—	3,965	—	81.95	324,932
	2/20/2018	—	—	—	—	—	—	—	14,054	81.95	325,027
Andrew D. King	2018	118,750	475,000	950,000	—	—	—	—	—	—	—
	2/20/2018	—	—	—	1,144	7,627	14,110	—	—	81.95	625,033
	2/20/2018	—	—	—	—	—	—	3,813	—	81.95	312,475
	2/20/2018	—	—	—	—	—	—	—	13,512	81.95	312,492
(1)

These columns indicate the potential payout for both the financial and strategic goals related to the NEO’s MICP awards. The threshold payment begins at the achievement of 25% of the targeted goal, the target amount at achievement of 100% of the goal, and payment carries forward to a maximum payout of 200% of the target amount. The actual amounts paid to each of the NEOs under this plan for each year are included under the heading “Non-Equity Incentive Compensation” on the Summary Compensation Table.

(2)

These columns indicate the potential number of units which will be earned based upon each of the NEO’s PSU awards granted in 2018. Assuming a payout of greater than zero units, the threshold unit payout begins at 15% of the target number of units up to a maximum payout of 185% of the target number of units. The grant amount is equal to the Target.

(3)	This column reflects the number of RSUs granted in 2018.
(4)	This column and the one that follows reflect the number of stock options granted in 2018 and their exercise price.
(5)

Grant date fair values for restricted stock and performance units reflect the number of shares awarded (at target for the performance units) multiplied by the grant date closing market price of Arrow common stock. Grant date fair values for stock option awards are calculated using the Black-Scholes option pricing model based on assumptions set forth in Note 12 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2018.

55

2019 ANNUAL
PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The Outstanding Equity Table shows: (i) the number of outstanding stock option awards that are vested and unvested as of December 31, 2018; (ii) the exercise price and expiration date of these options; (iii) the aggregate number and value as of December 31, 2018 of all unvested restricted stock or units; and (iv) the aggregate number and value as of December 31, 2018 of all performance shares or units granted under a performance plan whose performance period has not yet been completed.

The values ascribed to the awards in the table below may or may not be realized by their recipients, depending on share prices at the time of vesting or exercise and the achievement of the metrics upon which the performance awards depend. Each amount in this table is based on the closing market price of the Company’s common stock on December 31, 2018, which was $68.95. For each NEO, the fair value of stock awards and stock option awards at the date of grant, based upon the probable outcome of performance conditions, if applicable, is included in the Summary Compensation Table above. For additional information regarding the impact of a change in control of the Company on equity awards, see the section below entitled “Non-Qualified Stock Option, Restricted Stock Unit, and Performance Stock Unit Award Agreements.”

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
								Equity		Equity Incentive
								Incentive		Plan Awards:
							Market	Plan Awards;		Market or
							Value of	Number of		Payout Value
	Number of	Number of				Number of	Shares or	Unearned		of Unearned
	Securities	Securities				Shares or	Units of	Shares, Units		Shares, Units
	Underlying	Underlying				Units of	Stock Held	or Other		or Other
	Unexercised	Unexercised	Option	Option	Stock	Stock Held	That Have	Rights That		Rights That
	Options –	Options –	Exercise	Expiration	Award	That Have	Not Yet	Have Not	Vesting	Have Not Yet
	Exercisable	Unexercisable	Price	Date	Grant	Not Vested	Vested	Yet Vested	Dates	Vested
Name	(#)	(#)	($)(1)	(1)	Date	(#)(2)	($)(2)	(#)(3)	(4)	($)(3)
Michael J. Long	61,238	—	56.71	02/17/2024	—	—	—	—	—	—
	51,551	17,183	62.13	02/16/2025	02/17/2015	5,281	364,125	—	2/17/2019	—
	40,920	40,920	56.43	02/22/2026	02/23/2016	12,182	839,949	—	(a)	—
	18,746	56,235	73.86	02/19/2027	02/21/2017	15,231	1,050,177	—	(b)	—
	—	64,858	81.95	02/18/2028	02/20/2018	18,304	1,262,061	—	(c)	—
	—	—	—	—	02/20/2018	73,215	5,048,174	—	(d)	—
	—	—	—	—	02/23/2016	—	—	48,733	02/23/2019	3,360,140
	—	—	—	—	02/21/2017	—	—	40,617	02/21/2020	2,800,542
	—	—	—	—	02/20/2018	—	—	36,608	02/20/2021	2,524,122
Christopher D. Stansbury	26,037	—	60.97	09/14/2024	—	—	—	—	—	—
	3,437	1,145	62.13	02/16/2025	02/17/2015	352	24,270	—	02/17/2019	—
	2,604	2,604	56.43	02/22/2026	02/23/2016	774	53,367	—	(a)	—
	3,125	9,373	73.86	02/19/2027	02/21/2017	2,538	174,995	—	(b)	—
	—	13,512	81.95	02/18/2028	02/20/2018	3,813	262,906	—	(c)	—
	—	—	—	—	03/12/2018	17,767	1,225,035	—	(c)	—
	—	—	—	—	05/11/2016	8,234	567,734	—	05/11/2020	—
	—	—	—	—	02/23/2016	—	—	3,101	02/23/2019	213,814
	—	—	—	—	02/21/2017	—	—	6,770	02/21/2020	466,792
	—	—	—	—	02/20/2018	—	—	7,627	02/20/2021	525,882

56

2019 ANNUAL
PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
								Equity		Equity Incentive
								Incentive		Plan Awards:
							Market	Plan Awards;		Market or
							Value of	Number of		Payout Value
	Number of	Number of				Number of	Shares or	Unearned		of Unearned
	Securities	Securities				Shares or	Units of	Shares, Units		Shares, Units
	Underlying	Underlying				Units of	Stock Held	or Other		or Other
	Unexercised	Unexercised	Option	Option	Stock	Stock Held	That Have	Rights That		Rights That
	Options –	Options –	Exercise	Expiration	Award	That Have	Not Yet	Have Not	Vesting	Have Not Yet
	Exercisable	Unexercisable	Price	Date	Grant	Not Vested	Vested	Yet Vested	Dates	Vested
Name	(#)	(#)	($)(1)	(1)	Date	(#)(2)	($)(2)	(#)(3)	(4)	($)(3)
M. Catherine Morris	9,476	—	41.56	02/17/2023	—	—	—	—	—	—
	10,778	—	56.71	02/17/2024	—	—	—	—	—	—
	8,838	2,945	62.13	02/16/2025	02/17/2015	905	62,400	—	02/17/2019	—
	6,696	6,696	56.43	02/22/2026	02/23/2016	1,993	137,417	—	(a)	—
	2,812	8,435	73.86	02/19/2027	02/21/2017	2,284	157,482	—	(b)	—
	—	9,728	81.95	02/18/2028	02/20/2018	2,746	189,337	—	(c)	—
	—	—	—	—	02/23/2016	—	—	7,974	02/23/2019	549,807
	—	—	—	—	02/21/2017	—	—	6,093	02/21/2020	420,112
	—	—	—	—	02/20/2018	—	—	5,491	02/20/2021	378,604
	—	—	—	—	02/20/2018	—	—	12,203	02/20/2021	841,397
Sean J. Kerins	5,094	—	38.69	02/24/2021	—	—	—	—	—	—
	8,707	—	40.15	02/19/2022	—	—	—	—	—	—
	8,687	—	41.56	02/17/2023	—	—	—	—	—	—
	7,043	—	56.71	02/17/2024	—	—	—	—	—	—
	8,838	2,945	62.13	02/16/2025	02/17/2015	905	62,400	—	02/17/2019	—
	7,440	7,440	56.43	02/22/2026	02/23/2016	2,214	152,655	—	(a)	—
	3,593	10,777	73.86	02/19/2027	02/21/2017	2,919	201,265	—	(b)	—
	—	14,054	81.95	02/18/2028	02/20/2018	3,965	273,387	—	(c)	—
	—	—	—	—	02/23/2016	—	—	8,861	02/23/2019	610,966
	—	—	—	—	02/21/2017	—	—	7,785	02/21/2020	536,776
	—	—	—	—	02/20/2018	—	—	7,932	02/20/2021	546,911
Andrew D. King	2,377	—	38.69	02/24/2021	—	—	—	—	—	—
	2,875	—	40.15	02/19/2022	—	—	—	—	—	—
	2,764	—	41.56	02/17/2023	—	—	—	—	—	—
	6,124	—	56.71	02/17/2024	—	—	—	—	—	—
	5,401	1,800	62.13	02/16/2025	02/17/2015	553	38,129	—	02/17/2019	—
	7,440	7,440	56.43	02/22/2026	02/23/2016	2,214	152,655	—	(a)	—
	3,437	10,309	73.86	02/19/2027	02/21/2017	2,792	192,508	—	(b)	—
	—	13,512	81.95	02/18/2028	02/20/2018	3,813	262,906	—	(c)	—
	—	—	—	—	02/23/2016	8,860	610,897	—	02/23/2020	—
	—	—	—	—	02/23/2016	—	—	8,861	02/23/2019	610,966
	—	—	—	—	02/21/2017	—	—	7,447	02/21/2020	513,471
	—	—	—	—	02/20/2018	—	—	7,627	02/20/2021	525,882
(1)

These columns reflect the exercise price and expiration date, respectively, for all of the stock options under each award. Each option was granted ten years prior to its expiration date. All of the awards were issued under the Company's LTIP. All of the awards vest in four equal amounts on the first, second, third, and fourth anniversaries of the grant date and have an exercise price equal to the closing market price of the Company's common stock on the grant date.

(2)

These columns reflect the number of unvested restricted shares or units held by each NEO under each award of restricted shares or units and the dollar value of those shares or units based on the closing market price of the Company’s common stock on December 31, 2018.

(3)

These columns show the number of shares or units of Arrow common stock each NEO would receive under each grant of performance shares or units, assuming that the financial targets associated with each award are achieved at 100%, and the dollar value of those shares or units based on the closing market price of the Company’s common stock on December 31, 2018.

(4)

With regard to the Stock Awards, the following describes the vesting dates: (i) those awards designated by “(a)” vest in two equal installments on the third and fourth anniversaries of the grant date; (ii) those awards designated by “(b)” vest in three equal installments on the second, third, and fourth anniversaries of the grant date; (iii) those awards designated by “(c)” vest in four equal installments on the first, second, third, and fourth anniversaries of the grant date,  and (iiii) those awards designated by “(d)” vest in five equal installments on the first, second, third, fourth and fifth anniversaries of the grant date.

57

2019 ANNUAL
PROXY STATEMENT

OPTIONS EXERCISED AND STOCK VESTED IN 2018

The following table provides information concerning the value realized by each NEO upon the exercise of stock options and the vesting of restricted and performance units during 2018.

The value realized on the exercise of stock options shown below is based on the difference between the exercise price per share paid by the executive and the closing market price of the Company’s common stock on the exercise date. The value realized on the vesting of restricted and performance units is based on the number of shares vesting and the closing market price of the Company’s common stock on the vesting date.

Options Exercised and Stock Vested
		Option Awards		Stock Awards
		Number of		Number of
		Shares Acquired	Value Realized	Shares Acquired	Value Realized
		on Exercise	on Exercise	on Vesting	on Vesting
Name	Award Type	(#)	($)	(#)	($)
Michael J. Long	RSUs	—	—	21,961	1,800,771
	2015 PSUs — 3 Yr	—	—	60,418	4,908,963
	Stock Options	—	—	—	—
Christopher D. Stansbury	RSUs	—	—	5,686	445,659
	2015 PSUs — 3 Yr	—	—	4,028	327,275
	Stock Options	—	—	—	—
M. Catherine Morris	RSUs	—	—	3,634	298,004
	2015 PSUs — 3 Yr	—	—	10,357	841,506
	Stock Options	18,747	681,071	—	—
Sean J. Kerins	RSUs	—	—	12,098	932,056
	2015 PSUs — 3 Yr	—	—	10,357	841,506
	Stock Options	—	—	—	—
Andrew D. King	RSUs	—	—	3,143	257,879
	2015 PSUs — 3 Yr	—	—	6,329	514,231
	Stock Options	—	—	—	—

58

2019 ANNUAL
PROXY STATEMENT

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Arrow maintains a non-qualified Supplemental Executive Retirement Plan under which the Company will pay pension benefits to certain employees upon retirement or as result of certain other termination events. As of December 31, 2018, there were 10 current executives participating in the SERP. The Board determines the eligibility of the NEOs who participate. Each of the NEOs participates in the SERP.

The typical gross SERP benefit is calculated by multiplying 2.5% of final average compensation (salary plus targeted incentive compensation) by the participant’s years of credited service (SERP participation) up to a maximum of 18 years. Final average compensation is ordinarily the highest average of any three years during the participant’s final five years of service. Both final average compensation and service are frozen as of normal retirement date (age 60). The gross benefit is reduced by the value of hypothetical defined contribution plan contributions and 50% of Social Security.

The benefit described above is payable at age 60 for participants who remain in service until that time. In addition, participants are eligible for early retirement at age 55 or when combined years of age and service equals at least 72, if later. Benefits are reduced 7% per year that retirement precedes age 60. Except as provided below, no benefits are payable for termination prior to retirement eligibility. The normal form of benefits provided is a single life annuity with 60 monthly payments guaranteed. Other annuity payment forms are also available.

The years of credited service for each of the NEOs and the present value of their respective accumulated benefits as of December 31, 2018 are set out on the following table. None of the NEOs received any payments under the SERP in or with respect to 2018. As of December 31, 2018, Mr. Long and Ms. Morris were the only NEOs eligible for retirement. The present value calculation assumes each recipient remains employed until normal retirement age (generally at age 60) or December 31, 2018 for those beyond normal retirement age.  The remainder of the assumptions underlying the calculation of the present value of the benefits are discussed in Note 13 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2018.

Pension Benefits
	Number of Years of	Present Value of	Payments During
	Credited Service	Accumulated Benefit	Last Fiscal Year
Name	(#)	($)	($)
Michael J. Long	18.00	18,771,056	—
Christopher D. Stansbury	2.58	636,127	—
M. Catherine Morris	12.00	2,894,083	—
Sean J. Kerins	4.58	1,287,737	—
Andrew D. King	3.00	747,912	—

The SERP provides that if a participant’s employment is terminated involuntarily without “cause” or voluntarily for “good reason,” in either case within two years after a “change in control” of the Company, the participant will receive an annual benefit under the SERP upon reaching age 60. The amount of the payment is based on the amount accrued up to the time of the termination. No payments will be made if the participant is not yet age 50 at the time of the “change in control” related termination.

Should a participant become disabled before retiring, his or her accrued SERP benefits will generally commence at age 60, subject to reduction for Company-paid disability benefits received for the same payment period and for termination prior to age 60.

59

2019 ANNUAL
PROXY STATEMENT

Benefits under the SERP may terminate, with no further obligation to the recipient, if the participant becomes involved in any way with an entity which competes with Arrow (except for limited ownership of stock in a publicly-traded company).

The present values of the SERP benefits accrued through year-end by the NEOs in the event of termination, death, disability, or a change in control of the Company are set forth on the Potential Payouts Upon Termination Table.

DEFERRED COMPENSATION PLANS

The Company maintains an Executive Deferred Compensation Plan (“EDCP”) in which deferred income as well as investment gains on the deferred amounts are nontaxable to the executive until distributed.

A participating executive may defer up to 80% of salary and 100% of incentive compensation. The participant chooses from a selection of mutual funds and other investments in which the deferred amount is then deemed to be invested. Earnings on the amounts deferred are defined by the returns actually obtained by the “deemed investment” and added to the account. The “deemed investment” is used solely for this purpose and the participant has no ownership interest in it. The deferred compensation and the amount earned are general assets of the Company, and the obligation to distribute the amounts according to the participants’ designation is a general obligation of the Company. None of the NEOs participated in the EDCP in 2018.

60

2019 ANNUAL
PROXY STATEMENT

AGREEMENTS AND POTENTIAL PAYOUTS
UPON TERMINATION OR CHANGE IN CONTROL

The Company does not enter into employment agreements with senior management. The Company does, however, have a common Severance Policy and an “Executive Change in Control Retention Agreement” for its executives.

SEVERANCE POLICY

Under the current Severance Policy, upon an involuntary termination of employment of any of the NEOs without “cause,” the Company will pay such NEO a pro rata portion of his or her MICP with respect to the year of termination plus his or her base salary and MICP awards (prorated as applicable) for a period of 18 months (24 months for the Chief Executive Officer) (in each case, the “Severance Period”). Salary continuation payments would be made in accordance with the Company’s customary payroll practices. MICP amounts, if any, would be paid on the date they are normally paid to the Company’s then-current executives. Each NEO also would receive continuation of health care benefit coverage at the same level of coverage through the Severance Period or equivalent benefits, as determined in the sole reasonable discretion of the Compensation Committee. The Company will also reimburse the NEO for the cost of outplacement services up to a maximum of $50,000 ($75,000 for the Chief Executive Officer). The Severance Policy imposes an affirmative duty on each NEO to seek substitute employment that is reasonably comparable to such NEO’s employment with the Company in order to mitigate the severance payments and benefits provided under the Severance Policy. The Company can offset certain of those sums earned elsewhere. The Severance Policy is subject to change at the discretion of the Compensation Committee.

As a condition to receiving these benefits, the Severance Policy requires the NEO to execute a general release of claims and a restrictive covenants agreement in favor of the Company. Under the restrictive covenants agreement, the NEO must agree to covenants providing for the confidentiality of the Company’s information, non-competition and non-solicitation of the Company’s employees and customers for a period equal to the relevant Severance Period.

In the case of termination of the NEO’s employment without “cause,” his or her outstanding equity-based awards would continue to vest through the duration of the Severance Period. Equity-based awards that do not vest prior to the end of the Severance Period would be forfeited. Vested stock options would remain exercisable until the earlier of the expiration of the Severance Period or the expiration date as provided in the applicable award agreement.

In the event of death or disability of an NEO, all of his or her unvested equity-based awards would vest as of the date of death or disability. Vested stock options would remain exercisable until the expiration date of such stock option, as provided in the applicable award agreement. Also, any shares to which an NEO is entitled by reason of a vested PSU would be delivered within thirty days following the date of his or her death or disability.

61

2019 ANNUAL
PROXY STATEMENT

PARTICIPATION AGREEMENTS

In connection with the Severance Policy, each NEO who consented to the early termination of his or her employment and change of control agreements in 2013 was eligible to enter into a Participation Agreement with the Company. Under the Participation Agreement, the Company: (i) is prohibited from modifying or amending certain terms of the Severance Policy as they relate to that NEO and (ii) will provide severance benefits upon termination for “good reason” at a benefit level equal to that provided under the Severance Policy upon an involuntary termination of employment without “cause” of such NEO. Mr. Long and Ms. Morris are the only current NEOs who were eligible to enter into Participation Agreements and they both did so. The Company does not expect to enter into any such Participation Agreements in the future.

CHANGE IN CONTROL RETENTION AGREEMENTS

Each of the NEOs is a party to a Change in Control Retention Agreement. The purpose of the Change in Control Retention Agreements is to provide the NEOs with certain compensation and benefits in the event of an involuntary termination of employment without “cause” or resignation for “good reason,” in either case within 24 months following a “change in control.” If a NEO receives benefits under his or her Change in Control Retention Agreement, he or she will not receive severance payments under the Severance Policy or Participation Agreement (if applicable).

Under the Change in Control Retention Agreements, the NEOs are eligible for compensation and benefits if, within two years following a “change in control date,” the NEO’s employment is terminated without “cause” by the Company or for “good reason” by the executive, each as defined in the Change in Control Retention Agreement. In such event, the terminated NEO is entitled to receive a lump sum cash payment in the aggregate of the following amounts: (i) all unpaid base salary, earned vacation, and earned but unpaid benefits and awards through the date of termination; (ii) three times (for the Chief Executive Officer) or two times (for all other NEOs) the sum of (a) the greater of such NEO’s annual base salary in effect immediately prior to the change in control date or the date of termination and (b) the greater of such NEO’s target MICP award in effect immediately prior to the change in control date or the date of termination; (iii) a pro rata MICP payment for the calendar year of termination (determined on the basis of actual performance); and (iv) continuation of coverage under the Company’s health care plan for a period not to exceed 24 months (36 months for the Chief Executive Officer).

The estimated payments that the NEOs would receive under their respective Change in Control Retention Agreements are set forth in the Potential Payouts Upon Termination Table. However, the severance payments to the NEOs pursuant to Change in Control Retention Agreements may be limited in certain circumstances. Specifically, the Change in Control Retention Agreements provide that if an amount payable to a NEO would be treated as an “excess parachute payment,” and would therefore reduce the tax deductibility by the Company and result in an excise tax being imposed on the NEO, then the severance payment will be reduced to a level sufficient to avoid these adverse consequences. However, if the severance payment amount payable to the NEO, taking into account the effect of all of the applicable taxes, including the excise tax imposed, would be greater than the amount payable if the amount were reduced as described above, the NEO will receive this greater amount, without consideration for the impact this payment may have on the Company’s tax deductibility of such payment.

The Change in Control Retention Agreement does not affect the rights and benefits to which NEOs are entitled under any of the Company’s equity compensation plans, which such rights and benefits are governed by the terms and conditions of the relevant plans and award agreements.

62

2019 ANNUAL
PROXY STATEMENT

IMPACT OF SECTION 409A OF THE INTERNAL REVENUE CODE

Each of the Change in Control Retention Agreements between the Company and the NEOs has provisions that ensure compliance with Section 409A of the Internal Revenue Code, by deferring any payment due upon termination of employment for up to six months to the extent required by Section 409A of the Internal Revenue Code and adding an interest component to the amount due for the period of deferral (at the then-current six-month Treasury rate).

POTENTIAL PAYOUTS UPON TERMINATION

The following table sets forth the estimated payments and value of benefits that each of the NEOs would be entitled to receive under his or her Change in Control Retention Agreement and the Severance Policy, including the Participation Agreements, as applicable, in the event of the termination of employment under various scenarios, assuming that the termination occurred on December 31, 2018. The amounts represent the entire value of the estimated liability, even if some or all of that value has been disclosed elsewhere in this Proxy Statement. Actual amounts that the Company may pay out and the assumptions used in arriving at such amounts can only be determined at the time of such executive’s termination or the change in control and could differ materially from the amounts set forth below.

None of the NEOs is entitled to receive any payment at, following, or in connection with the termination of his or her employment for cause.

In both the table below and the Share-Based Award Agreement Terms Related to Post-Employment Scenarios Table which follows it:

>    Death refers to the death of the executive;

>    Disability refers to the executive becoming permanently and totally disabled during the term of employment;

>    Termination Without Cause or Resignation for Good Reason means that the executive is asked to leave the Company for some reason other than “cause” (as defined in the Severance Policy) or the executive voluntarily leaves the Company for “good reason” (as defined in the Participation Agreement, if applicable, which generally includes the Company failing to allow the executive to continue in a then-current or an improved position, or where the executive’s reporting relationship is changed so that he or she no longer reports to the Chief Executive Officer, and as further defined in each applicable Participation Agreement);

>    Change in Control Termination means the occurrence of both a change in control of the Company and the termination of the executive’s employment without “cause” or resignation for “good reason” within two years following the change in control; and

>    Retirement means the executive’s voluntary departure at or after retirement age as defined by the Company’s SERP (typically, age 60). Each executive is eligible for early retirement in the event that such executive reaches the age of 55 and the combined years of age and service equals at least 72. Mr. Long and Ms. Morris were eligible for retirement as of December 31, 2018.

63

2019 ANNUAL
PROXY STATEMENT

Potential Payouts Upon Termination
		Termination Scenario
				Termination
				Without "Cause" or	Change in
				Resignation	Control
		Death	Disability	for "Good Reason"	Termination	Retirement
Name	Benefit	($)	($)	($) (1)	($)	($)
Michael J. Long	Severance Payment (2)	—	—	2,400,000	9,000,000	—
	Settlement of MICP Bonus Award	—	—	2,520,000	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	1,800,000	1,800,000	—
	Settlement of Performance Awards	8,684,804	8,684,804	6,160,683	8,684,804	—
	Settlement of Stock Options	629,506	629,506	629,506	629,506	—
	Settlement of Restricted Awards (3)	8,564,486	8,564,486	4,554,492	8,564,486	—
	Accrued Vacation Payout	92,308	92,308	92,308	92,308	92,308
	Management Insurance Benefit	12,000,000	—	—	—	—
	Welfare Benefits Continuation	—	5,076	20,586	30,880	—
	SERP	—	18,548,673	—	18,548,673	18,771,056
	Other	—	—	75,000	—	—
	Total	29,971,104	36,524,853	18,252,575	47,350,657	18,863,364
Christopher D. Stansbury	Severance Payment (2)	—	—	900,000	2,400,000	—
	Settlement of MICP Bonus Award	—	—	630,000	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	600,000	600,000	—
	Settlement of Performance Awards	1,206,487	1,206,487	680,605	1,206,487	—
	Settlement of Stock Options	40,411	40,411	40,411	40,411	—
	Settlement of Restricted Awards (3)	2,308,308	2,308,308	1,506,075	2,308,308	—
	Accrued Vacation Payout	46,154	46,154	46,154	46,154	—
	Management Insurance Benefit	4,800,000	—	—	—	—
	Welfare Benefits Continuation	—	7,445	22,646	30,195	—
	SERP	—	323,111	—	627,473	—
	Other	—	—	50,000	—	—
	Total	8,401,360	3,931,916	4,475,891	7,259,028	—
M. Catherine Morris	Severance Payment (2)	—	—	787,500	1,850,000	—
	Settlement of MICP Bonus Award	—	—	420,000	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	400,000	400,000	—
	Settlement of Performance Awards	2,189,921	2,189,921	969,920	2,189,921	—
	Settlement of Stock Options	103,919	103,919	103,919	103,919	—
	Settlement of Restricted Awards (3)	546,636	546,636	399,565	546,636	—
	Accrued Vacation Payout	40,385	40,385	40,385	40,385	40,385
	Management Insurance Benefit	3,700,000	—	—	—	—
	Welfare Benefits Continuation	—	5,076	15,440	20,586	—
	SERP	—	2,858,050	—	2,858,050	2,894,083
	Other	—	—	50,000	—	—
	Total	6,580,861	5,743,987	3,186,729	8,009,497	2,934,468

64

2019 ANNUAL
PROXY STATEMENT

Potential Payouts Upon Termination
		Termination Scenario
				Termination
				Without "Cause" or	Change in
				Resignation	Control
		Death	Disability	for "Good Reason"	Termination	Retirement
Name	Benefit	($)	($)	($) (1)	($)	($)
Sean J. Kerins	Severance Payment (2)	—	—	825,000	2,100,000	—
	Settlement of MICP Bonus Award	—	—	525,000	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	500,000	500,000	—
	Settlement of Performance Awards	1,694,653	1,694,653	1,147,742	1,694,653	—
	Settlement of Stock Options	113,234	113,234	113,234	113,234	—
	Settlement of Restricted Awards (3)	689,707	689,707	485,960	689,707	—
	Accrued Vacation Payout	42,308	42,308	42,308	42,308	—
	Management Insurance Benefit	4,200,000	—	—	—	—
	Welfare Benefits Continuation	—	2,617	7,959	10,612	—
	SERP	—	972,967	—	1,272,627	—
	Other	—	—	50,000	—	—
	Total	6,739,902	3,515,486	3,697,203	6,423,141	—
Andrew D. King	Severance Payment (2)	—	—	787,500	2,000,000	—
	Settlement of MICP Bonus Award	—	—	498,750	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	475,000	475,000	—
	Settlement of Performance Awards	1,650,318	1,650,318	1,124,437	1,650,318	—
	Settlement of Stock Options	105,427	105,427	105,427	105,427	—
	Settlement of Restricted Awards (3)	1,257,096	1,257,096	1,061,554	1,257,096	—
	Accrued Vacation Payout	40,385	40,385	40,385	40,385	—
	Management Insurance Benefit	4,000,000	—	—	—	—
	Welfare Benefits Continuation	—	5,076	15,440	20,586	—
	SERP	—	484,090	—	737,779	—
	Other	—	—	50,000	—	—
	Total	7,053,226	3,542,392	4,158,493	6,286,591	—
(1)

As of December 31, 2018, of the NEOs, only Mr. Long and Ms. Morris were eligible to receive payments if they resigned for “good reason.” The numbers reflected for Messrs. Stansbury, Kerins and King only apply in cases of termination without “cause.”

(2)

The Severance Payment amounts under the “Change in Control Termination” column reflect the anticipated payment that the NEOs would receive under their respective Change in Control Retention Agreements.

(3)

The category “Settlement of Restricted Awards” includes restricted award grants made to the NEOs that were subject to performance criteria that required the Company achieve a net income, as adjusted, greater than zero or they would be canceled.

65

2019 ANNUAL
PROXY STATEMENT

NARRATIVE EXPLANATION OF THE CALCULATION OF AMOUNTS

Had the death, disability, retirement, or a change in control termination of any of the NEOs occurred, all restricted awards, options, and performance awards would have fully vested. The options would remain exercisable for the remainder of their original term.

During 2018, had a termination by the Company without “cause” or, in the cases of Mr. Long or Ms. Morris, resignation of the executive for “good reason” occurred, performance, restricted, and option awards would have vested immediately.

None of the NEOs would have received severance or MICP payments in the event of death, disability, or retirement. Had a termination of any of the NEOs by the Company without “cause” or, with respect to Mr. Long or Ms. Morris, resignation by the executive for “good reason” occurred, the executive would have received his or her base salary and MICP awards (prorated as applicable) for a period of 24 months (for the Chief Executive Officer) or 18 months (for all other NEOs).

Performance awards and restricted awards are valued at the closing market price on December 31, 2018. In‑the-money stock options are valued based on the difference between the exercise price of the in-the-money options and the closing market price of the Company’s common stock on December 31, 2018.

66

2019 ANNUAL
PROXY STATEMENT

NON-QUALIFIED STOCK OPTION, RESTRICTED STOCK UNIT, AND PERFORMANCE STOCK UNIT AWARD AGREEMENTS

The various share and share-based awards made to the NEOs are evidenced by written agreements each of which contains provisions addressing alternative termination scenarios. The provisions applicable to NEOs are summarized in the following table for grants in 2018.

Share-based Award Agreement Terms Related to Post-Employment Scenarios
Termination Scenario
Award Type	Voluntary Resignation	Death or Disability	Termination Without Cause or Resignation for Good Reason (1)	Involuntary Termination for Cause	Involuntary Termination Without Cause Within Two Years Following a Change in Control	Retirement at Normal Retirement Age
Stock Options	Unvested options are forfeited. Vested options remain exercisable for 90 days following termination.	All options vest immediately and remain exercisable until original expiration date (ten years from grant date).

Options with vesting dates falling within the severance period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of non-compete violation.  All vested options remain exercisable until the earlier of the expiration of the severance period or the applicable stock option award.

				Vested and unvested options are forfeited.	All options vest immediately, entire award exercisable until original expiration date (ten years from grant date).

Unvested options continue to vest on schedule. Options remain exercisable for the lesser of 7 years from grant date or the remaining term of the option. All options are subject to forfeiture in the event of non-compete violation.

Restricted Awards	Unvested awards are forfeited.	Unvested awards vest immediately.

Awards with vesting dates falling within the severance period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of non-compete violation.

				Unvested awards are forfeited.	Unvested awards vest immediately.	Vesting continues on schedule, subject to forfeiture in the event of non-compete violation.

Performance Awards	Unvested awards are forfeited.	If performance cycle has ended, any remaining unvested awards vest immediately. If performance cycle has not ended, the target number of awards vest immediately.

Awards with vesting dates falling within the severance period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of non-compete violation.

				Unvested awards are forfeited.	If performance cycle has ended, any remaining unvested awards vest immediately. If performance cycle has not ended, the target number of awards vest immediately.	Vesting continues on schedule (based on performance during performance cycle), subject to forfeiture in the event of non-compete violation.
(1)

Of the current NEOs, only Mr. Long and Ms. Morris are eligible for the rights described if they resign for “good reason.” The rights described in this column apply to Messrs. Stansbury, King, and Kerins only if terminated without “cause.”

67

2019 ANNUAL
PROXY STATEMENT

RELATED PERSON TRANSACTIONS

The Company has a variety of policies and procedures for the identification and review of related person transactions.

Arrow’s Worldwide Code of Business Conduct and Ethics (the “Code”) prohibits employees, officers, and directors from entering into transactions that present a conflict of interest absent a specific waiver. A conflict of interest arises when an employee’s private interests either conflict or appear to conflict with Arrow’s interests. The Code also requires that any such transaction, which may become known to any employee, officer, or director, be properly reported to the Company. Any conflict of interest disclosed under the Code requires a waiver from senior management. If the conflict of interest involves senior management, a waiver from the Board is required. Any such waiver would be disclosed on the Company’s website.

A “related person transaction,” as defined under SEC rules, generally includes any transaction, arrangement, or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is, or will be a participant and in which a “related person” has a material direct or indirect interest. “Related persons” mean directors and executive officers and their immediate family members, director nominees, and shareholders owning more than five percent of the Company’s outstanding stock. “Immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing a household with any such director, nominee, executive officer, or five percent shareholder.

As part of the process related to the financial close of each quarter, the Company distributes a disclosure checklist to management of each operating unit and financial function around the world, which seeks to ensure complete and accurate financial disclosure. One part of the checklist seeks to identify any related person transactions. Any previously undisclosed transaction is initially reviewed by: (i) the Company’s disclosure committee to determine whether the transaction should be disclosed in the Company’s SEC filings; and (ii) senior management of the Company, including the Chief Legal Officer and the Chief Financial Officer, for consideration of the appropriateness of the transaction. If such transaction involves members of senior management, it is elevated to the Board for review.

In addition, the Company’s corporate governance guidelines specify the standards for independence of directors. Any related person transaction involving a director requires the review and approval of the Board.

Transactions involving members of senior management or a director require the review and approval of the Board. Further, the Audit Committee reviews and approves all related person transactions required to be disclosed pursuant to SEC Regulation S‑K. In the course of its review of related person transactions, the senior management of the Company or the independent directors of the Board will consider all of the relevant facts and circumstances that are available to them, including but not limited to: (i) the benefits to the Company; (ii) in a transaction involving a director, the impact on the director’s independence; (iii) the availability of comparable products or services; (iv) the terms of the transaction; and (v) whether the transaction is proposed to be on terms more favorable to the Company than terms that could have been reached with an unrelated third party. The manager or director involved in the transaction will not participate in the review or approval of such transaction.

The Company’s Law Department, together with the Corporate Controller’s Department, is responsible for monitoring compliance with these policies and procedures.

68

2019 ANNUAL
PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Arrow’s directors, executive officers, and persons who own more than ten percent of a registered class of Arrow’s equity securities to file reports of ownership and changes in ownership with the SEC. To facilitate compliance with Section 16(a) by Arrow’s directors and executive officers, the Company’s employees generally prepare these reports on the basis of information obtained from each director and executive officer. To the Company’s knowledge, based solely on a review of the reports Arrow filed on behalf of its directors and executive officers, written representations from these persons that no other reports were required, and all Section 16(a) reports provided to the Company, the Company believes that during the fiscal year ended December 31, 2018, all Section 16(a) filings were timely filed. In addition, the Company filed three amended Form 4 reports (one each for Matt Anderson and Chuck  Kostalnick for incorrectly reporting certain RSUs that had previously been disclosed in a Form 3 report and one for Steven Gunby for incorrectly reporting the number of RSUs granted due to an administrative error).

69

2019 ANNUAL
PROXY STATEMENT

AVAILABILITY OF MORE INFORMATION

Arrow’s corporate governance guidelines, the Corporate Governance Committee charter, the Audit Committee charter, the Compensation Committee charter, the Company’s Worldwide Code of Business Conduct and Ethics, and the Finance Code of Ethics can be found under “Governance Documents” at the “Leadership & Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com. Hard copies are available in print to any shareholder who requests them. The Company’s transfer agent and registrar is Wells Fargo Bank N.A. (Wells Fargo Shareowner Services), 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

Shareholders and other interested parties who wish to communicate with the members of the Board may do so by submitting such communication to Arrow’s Secretary, Gregory Tarpinian, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, Colorado 80112. Arrow’s Secretary will present any such communication to the directors.

70

2019 ANNUAL
PROXY STATEMENT

MULTIPLE SHAREHOLDERS
WITH THE SAME ADDRESS

The Company will deliver promptly upon request a separate copy of the Notice and/or the Proxy Statement and Annual Report to any shareholder at a shared address to which a single copy of these materials was delivered. To receive a separate copy of these materials, you may contact the Company’s Investor Relations Department either by mail at 9201 East Dry Creek Road, Centennial, Colorado 80112, by telephone at 303-824-4544, or by email at investor@arrow.com.

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company is delivering only one copy of the Notice and/or the Proxy Statement and Annual Report to multiple shareholders who share the same address and have the same last name, unless the Company received instructions to the contrary from an affected shareholder. This procedure reduces printing costs, mailing costs, and fees.

If you are a holder of the Company’s common stock as of the Record Date and would like to revoke your householding consent and receive a separate copy of the Notice and/or the Proxy Statement and the Annual Report in the future, please contact Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record sharing the same address and currently receiving multiple copies of the Notice, the Annual Report, and the Proxy Statement, who wish to receive only one copy of these materials per household in the future, may contact the Company’s Investor Relations Department at the address, telephone number, or e-mail listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

71

2019 ANNUAL
PROXY STATEMENT

SUBMISSION OF SHAREHOLDER PROPOSALS

If a shareholder intends to present a proposal at Arrow’s Annual Meeting to be held in 2020 and seeks to have the proposal included in Arrow’s Proxy Statement relating to that Annual Meeting, pursuant to Rule 14a‑8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by Arrow no later than the close of business on November 27, 2019.

Arrow’s bylaws govern the submission of nominations for director and other business proposals that a shareholder wishes to have considered at Arrow’s Annual Meeting to be held in 2020 which are not included in the Company’s Proxy Statement for that Annual Meeting. Under the bylaws, subject to certain exceptions, nominations for director or other business proposals to be addressed at the Company’s next Annual Meeting may be made by a shareholder entitled to vote who has delivered a notice to the Secretary of Arrow no later than the close of business on March 11, 2020 and not earlier than February 9, 2020. The notice must contain the information required by the bylaws. These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the Proxy Statement under the rules of the SEC.

By Order of the Board of Directors,

Gregory Tarpinian Secretary

72

ANNEX A

Arrow Electronics, Inc.
2004 Omnibus Incentive Plan
(as amended through February 19, 2019)

Article 1.Establishment, Purpose, and Duration

1.1Establishment.  Arrow Electronics, Inc., a New York corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2004 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Cash-Based Awards, Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based Awards.

The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2Purpose of the Plan.  The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Employees and Directors of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.  This Plan is intended to replace all Prior Plans.

1.3Duration of the Plan.  Unless sooner terminated as provided herein, the Plan shall terminate effective as of February 19, 2029.  After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2.Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1“Affiliate” shall have the meaning ascribed to such term in Rule 12b‑2 of the General Rules and Regulations of the Exchange Act.

2.2“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3“Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d‑3 of the General Rules and Regulations under the Exchange Act.

2.6“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7“Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.8“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9“Compensation Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan.  The members of the Compensation Committee shall be appointed from time to time and shall serve at the discretion of the Board.

2.10“Company” means Arrow Electronics, Inc., a New York corporation, and any successor thereto as provided in Article 21 herein.

2.11“Director” means any individual who is a member of the Board of Directors of the Company.

2.12“Disability” means total and permanent disability as determined by the Compensation Committee.

2.13“Effective Date” has the meaning set forth in Section 1.1.

2.14“Employee” means any employee of the Company, its Affiliates, and/or Subsidiaries.

2.15“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days, as determined by the Compensation Committee in its discretion.  Such definition(s) of FMV shall be determined by the Compensation Committee at its discretion.  If, however, the required accounting standards used to account for equity Awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan such that fair value accounting for such Awards becomes required, the Compensation Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances.  If Shares are not traded on an established stock exchange, FMV shall be determined by the Compensation Committee based on objective criteria.

2.17“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.18“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7.

2.19“Grandfathered Award” means an Award that: (i) was granted under this Plan prior to November 2, 2017, (ii) has not been modified in any material respect on or after November 2, 2017, and (iii) was intended to constitute “performance-based compensation” exempt from the Code Section 162(m) $1 million limitation on deductibility of remuneration paid to “covered employees” (as all such terms are defined in Code Section 162(m) and the regulations and IRS guidance promulgated thereunder, or any successor statute).

2.20“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.22“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23“Non-Employee Director” means a Director who is not an Employee.

2.24“Non-Employee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Non-Employee Director pursuant to such applicable terms, conditions, and limitations as the Board may establish in accordance with this Plan.

2.25“Non-Qualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26“Option” means an Incentive Stock Option or a Non-Qualified Stock Option, as described in Article 6.

2.27“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.29“Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.30“Performance-Based Compensation” means compensation under an Award, the payment or vesting of which is based upon one or more of the Performance Measures or performance goals described in Article 11.

2.31“Performance Measures” means measures as described in Article 11 on which the performance goals are based.

2.32“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33“Performance Share” means an Award granted to a Participant, as described in Article 9.

2.34“Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.35“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Compensation Committee, in its discretion), as provided in Article 8.

2.36“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 12(d) thereof.

2.37“Plan” means the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, as amended or restated from time to time.

2.38“Plan Year” means the calendar year.

2.39“Prior Plans” means the Company’s Arrow Electronics, Inc. Stock Option Plan, as amended and restated effective as of February 27, 2002, the Arrow Electronics, Inc. Restricted Stock Plan, as amended and restated effective as of February 27, 2002, the Arrow Electronics, Inc. 2002 Non-Employee Directors Stock Option Plan, and the Non-Employee Directors Deferral Plan.

2.40“Prior Restatement” shall have the meaning ascribed to such term in Article 12.

2.41“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.42“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.43“Share” means a Share of common stock of the Company, $1.00 par value per Share.

2.44“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.45“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.46“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.47“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3.Administration

3.1General.  The Compensation Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan.  The Compensation Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Compensation Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Compensation Committee shall be final and binding upon the Participants, the Company, and all other interested persons.  The Compensation Committee shall have the authority to bring an action in the name of the Company in any court of competent jurisdiction to enforce, define or defend any action or determination under the Plan.

3.2Authority of the Compensation Committee.  Subject to the terms of the Plan, the Compensation Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Compensation Committee may deem necessary or proper.  Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 19, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3Delegation.  The Compensation Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Compensation Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Compensation Committee or such person may have under the Plan.  The Compensation Committee may, by resolution, authorize one or more officers of the Company to do any of the following on the same basis as can the Compensation Committee:  (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards.  The Compensation Committee shall not delegate such responsibilities with respect to Awards granted to an officer who is considered an Insider.  The resolution providing for such delegation shall set forth the total number of Awards such officer(s) may grant; and, the officer(s) shall report periodically to the Compensation Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.          Shares Subject to the Plan and Maximum Awards

4.1Number of Shares Available for Awards.

a.Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be 24,000,000 Shares.  The full amount of the Share Authorization shall be available for issuance to Participants under the Plan during the full term of the Plan until its termination pursuant to Section 1.3.

b.To the extent that a Share is issued pursuant to the grant or exercise of a Full Value Award, it shall reduce the Share Authorization by 1.69 Shares; and, to the extent that a Share is issued pursuant to the grant or exercise of an Award other than a Full Value Award, it shall reduce the Share Authorization by one (1) Share.

c.Subject to adjustment as provided in Section 4.4, and subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, and in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to Awards in the form of ISOs, from and after February 19, 2019, shall be 7,657,405 Shares.

d.Subject to adjustment in Section 4.4 and subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of shares that may be issued to Non-Employee Directors shall be four hundred thousand (400,000) Shares, and no Non-Employee Director may be granted an award covering more than twenty thousand (20,000) Shares in any Plan Year, except that this annual limit on Non-Employee Director Awards shall be increased to forty thousand (40,000) Shares for any Non-Employee Director serving as Chairman of the Board or as Lead Independent Director; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Non-Employee Director, such individual may be granted an Award covering no more than an additional forty thousand (40,000) Shares (a “New Non-Employee Director Award”).

e.Except with respect to a maximum of five percent (5%) of all Shares authorized under the Plan at any time from or after its original adoption, any Full Value Awards, which vest on the basis of the Participant’s employment with or provision of service to the Company, shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period, and any Full Value Awards which vest upon the attainment of performance goals, shall provide for a performance period of at least twelve (12) months.

4.2Share Usage.

a.Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant, or, if permitted by the Compensation Committee, a Participant’s designated transferee.  Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan.  Notwithstanding the foregoing, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by withholding or tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, both the number of Shares issued and the Shares withheld or tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.  The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards.  The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

b.The Compensation Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

4.3Annual Award Limits.  The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of Awards under the Plan:

a.Options.  The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to all Awards of such type granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for Options as of the close of the previous Plan Year.

b.SARs.  The maximum number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to all Awards of such type granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for SARs as of the close of the previous Plan Year.

c.Restricted Stock or Restricted Stock Units.  The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for Restricted Stock or Restricted Stock Units as of the close of the previous Plan Year.

d.Performance Units or Performance Shares.  The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be five hundred thousand (500,000) Shares, or equal to the value of five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit for Performance Units or Performance Shares as of the close of the previous Plan Year.

e.Cash-Based Awards.  The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the value of ten million dollars ($10,000,000) determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit for Cash-Based Awards as of the close of the previous Plan Year.

f.Other Stock-Based Awards.  The maximum aggregate grant with respect to other Stock-Based Awards pursuant to Section 10.2 granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), plus the amount of the Participant’s unused applicable Annual Award Limit for Other Stock-Based Awards as of the close of the previous Plan Year.

4.4Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Compensation Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Compensation Committee shall, as and in the manner it deems necessary or appropriate, make adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.  The determination of the Compensation Committee as to the foregoing adjustments shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 19, without affecting the number of Shares reserved or available hereunder or the number or types of options that may be granted hereunder, the Compensation Committee may authorize the issuance or assumption of awards under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate; provided, however, that, subject to adjustment as provided above, the maximum amount of Shares with respect to which ISOs, NQSOs and/or other Awards may be granted under this paragraph is as set forth in section 4.1(c) hereof.

Article 5.Eligibility and Participation

5.1Eligibility.  Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.

5.2Actual Participation.  Subject to the provisions of the Plan, the Compensation Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award, except that in the case of Non-Employee Directors, such determinations shall be made by the Board pursuant to Section 13.1.

Article 6.Stock Options

6.1Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Compensation Committee, in its sole discretion; provided that ISOs may be granted only to eligible employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the regulations thereunder).

6.2Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Compensation Committee shall determine which are not inconsistent with the terms of the Plan.  The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3Option Price.  The Option Price for each grant of an Option under this Plan shall be as determined by the Compensation Committee and shall be specified in the Award Agreement; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4Duration of Options.  Each Option granted to a Participant shall expire at such time as the Compensation Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.  Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Compensation Committee has the authority to grant Options that have a term greater than ten (10) years.

6.5Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Compensation Committee, or by complying with any alternative procedures which may be authorized by the Compensation Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price.  The Option Price of any Option shall be payable to the Company in full either:  (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Compensation Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Compensation Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7Restrictions on Share Transferability.  The Compensation Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8Termination of Employment.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Compensation Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9Transferability of Options.

a.Incentive Stock Options.  No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

b.Non-Qualified Stock Options.  Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Compensation Committee, no NQSO granted under this Article 6 may be sold, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Compensation Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability.  Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Compensation Committee, or unless the Board or Compensation Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.  With respect to those NQSOs, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Compensation Committee, the Participant’s permitted transferee.

6.10Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7.Stock Appreciation Rights

7.1Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Compensation Committee.  The Compensation Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Compensation Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Compensation Committee and shall be specified in the Award Agreement.  The Grant Price may be based on one hundred percent (100%) of the FMV of the Shares on the date of grant, set at a premium to the FMV of the Shares on the date of grant, or indexed to the FMV of the Shares on the date of grant, with the index determined by the Compensation Committee, in its discretion.  The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Compensation Committee shall determine.

7.3Term of SAR.  The term of a SAR granted under the Plan shall be determined by the Compensation Committee, in its sole discretion, and except as determined otherwise by the Compensation Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.  Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Compensation Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Compensation Committee, in its sole discretion, imposes.

7.5Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO:  (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO over the aggregate Option Price of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the aggregate Option Price of the ISO.

7.6Payment of SAR Amount.  Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

a.The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

b.The number of Shares with respect to which the SAR is exercised.

At the discretion of the Compensation Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Compensation Committee in its sole discretion.  The Compensation Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Compensation Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8Non-Transferability of SARs.  Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Compensation Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Compensation Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.  With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Compensation Committee, the Participant’s permitted transferee.

7.9Other Restrictions.  The Compensation Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable.  These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8.Restricted Stock and Restricted Stock Units

8.1Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Compensation Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Compensation Committee shall determine.  Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Compensation Committee shall determine.

8.3Transferability.  Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Compensation Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Compensation Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Compensation Committee.  All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Compensation Committee.

8.4Other Restrictions.  The Compensation Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.  In the case of Restricted Stock and/or Restricted Stock Units intended to constitute Performance-Based Compensation the applicable performance goal(s) for such Awards shall comply with the requirements of Article 11.

To the extent deemed appropriate by the Compensation Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8 or under applicable law, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Compensation Committee, in its sole discretion shall determine.

8.5Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Compensation Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, and in the associated Award Agreement.  A copy of the Plan and such Award Agreement may be obtained from Arrow Electronics, Inc.

8.6Voting Rights.  Unless otherwise determined by the Compensation Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Compensation Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.  There shall be no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Compensation Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8Section 83(b) Election.  The Compensation Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code.  If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.Performance Units/Performance Shares

9.1Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of the Plan, the Compensation Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Compensation Committee shall determine.

9.2Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Compensation Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.  The Compensation Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.  In the case of Performance Units and or Performance Shares intended to constitute Performance-Based Compensation the applicable performance goal(s) for such Awards shall comply with the requirements of Article 11.

9.3Earning of Performance Units/ Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Compensation Committee and as evidenced in the Award Agreement.  Subject to the terms of the Plan, the Compensation Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares.  Payment will be made in accordance with the terms of the Award Agreement.  Any Shares may be granted subject to any restrictions deemed appropriate by the Compensation Committee and as evidenced in the Award Agreement.  The determination of the Compensation Committee with respect to the form of payout of such Awards and restrictions shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5Dividends and Other Distributions.  At the discretion of the Compensation Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares.  Such dividend equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units and may be subject to such accrual, forfeiture, or payout restrictions as determined by the Compensation Committee in its sole discretion and as evidenced in the Award Agreement.  Notwithstanding the foregoing, with respect to Performance Awards granted after May 4, 2010, Participants holding Performance Shares may only be entitled to receive dividend equivalents with respect to the vested portions of Performance Awards.

9.6Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Compensation Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7Non-Transferability.  Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Compensation Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Compensation Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10.        Cash-Based Awards and Other Stock-Based Awards

10.1Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Compensation Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Compensation Committee may determine.

10.2Other Stock-Based Awards.  The Compensation Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine.  Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Compensation Committee.  Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Compensation Committee.  The Compensation Committee may establish performance goals in its discretion.  If the Compensation Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.  In the case of Cash-Based Awards and/or Other Stock-Based Awards intended to constitute Performance-Based Compensation the applicable performance goals for such Awards shall comply with the requirements of Article 11.

10.4Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Compensation Committee determines.

10.5Termination of Employment.  The Compensation Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards and Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Compensation Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards and Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6Non-Transferability.  Except as otherwise determined by the Compensation Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided by the Compensation Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant.  With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Compensation Committee, the Participant’s permitted transferee.

Article 11.         Performance Measures

11.1Performance Measures. Subject to Section 11.4, the performance goals upon which the payment or vesting of an Award that is designated as Performance-Based Compensation may be limited to the following Performance Measures:

a.net income;

b.earnings per share;

c.sales growth;

d.income before taxes;

e.net operating profit;

f.return measures (including, but not limited to, return on assets, capital, equity, or sales);

g.cash flow (including, but not limited to, operating cash flow and free cash flow);

h.earnings before interest, taxes, depreciation, and/or amortization;

i.operating margins including gross profit, operating expenses and operating income as a percentage of sales;

j.productivity ratios;

k.share price (including, but not limited to, growth measures and total shareholder return);

l.expense targets;

m.operating efficiency;

n.customer satisfaction;

o.working capital targets; and

p.economic value added.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices.  The Compensation Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

11.2Evaluation of Performance.  The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period:  (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) unusual or infrequently occurring items as described in FASB Accounting Standards Codification 220‑20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.

11.3Adjustment of Performance-Based Compensation.  Awards that are designated as Performance-Based Compensation may be adjusted upward or downward, either on a formula or discretionary basis or any combination, as the Compensation Committee determines.

11.4Compensation Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining shareholder approval.  In addition, the payment or vesting of an Award that is designated as Performance-Based Compensation may be based on Performance Measures in addition to or other than those set forth in Section 11.1.

Article 12.Application to Grandfathered Awards

Notwithstanding anything in this Plan to the contrary, all Grandfathered Awards shall be subject to and comply with the provisions of this Plan as amended and restated effective February 17, 2015 (the “Prior Restatement”) regarding Section 162(m) of the Code. The Grandfathered Awards shall be administered pursuant to such terms of the Prior Restatement with the intent that the characterization of the Grandfathered Awards as “Performance-Based Compensation,” as that term was defined under the Prior Restatement, is preserved following November 2, 2017, in accordance with the terms of Section 162(m) of the Code (as amended by the Tax Cuts and Jobs Act) and the regulations and IRS guidance promulgated thereunder, including but not limited to IRS Notice 2018‑68.

Article 13.         Non-Employee Director Awards

13.1Non-Employee Director Awards.  Non-Employee Directors may only be granted Awards under the Plan in accordance with this Article 13 and which shall not be subject to management’s discretion.  From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Non-Employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following:  the number of committees of the Board on which a Non-Employee Director serves, service of a Non-Employee Director as the chair of a committee of the Board, service of a Non-Employee Director as Chairman of the Board or service of a Non-Employee Director as Lead Independent Director, or the first selection or appointment of an individual to the Board as a Non-Employee Director.  Subject to the limits set forth in Section 4.1(d) and the foregoing, the Board shall grant such Awards to Non-Employee Directors, the Non-Employee Chairman of the Board and the Lead Independent Director, and grant New Non-Employee Director Awards, as it shall from time to time determine.

13.2Non-Employee Director Deferrals.  This Section 13.2 governs Non-Employee Director deferrals of annual retainers earned and vested as of December 31, 2004.  In order to comply with Section 409A of the Code, annual retainers for 2005 and later shall be subject to deferral only in accordance with the Arrow Electronics, Inc. Non-Employee Directors Deferred Stock Unit Plan or Arrow Electronics, Inc. Non-Employee Directors Deferred Compensation Plan (which also permits elective deferrals of Board and Board committee meeting fees).

a.Mandatory Deferral.  Fifty percent (50%) of each payment comprising any annual retainer fees payable by the Company to each Non-Employee Director shall automatically be withheld by the Company and deferred hereunder, except to the extent that the Non-Employee Director has made an Optional Deferral Election in accordance with Section 13.2(b).

b.Optional Deferral Elections.  A Non-Employee Director may submit a written election to the Secretary of the Company not to have the deferral provisions of Section 13.2(a) apply to the Non-Employee Director’s retainer fees or to have a deferral of a percentage other than fifty percent (50%) apply (an “Optional Deferral Election”) as follows:

(i)Prior to the Effective Date of the Plan, each Non-Employee Director may submit an Optional Deferral Election, which may specify that no portion of the Non-Employee Director’s retainer fees will be deferred under Section 13.2 or that a selected percentage other than fifty percent (50%) of the Non-Employee Director’s retainer fees will be deferred under Section 13.2.  Such Optional Deferral Election will be effective unless and until it is revoked in writing.

(ii)Each Non-Employee Director initially elected after the Effective Date of the Plan may submit an Optional Deferral Election prior to the Non-Employee Director’s receipt of any portion of any retainer fee which may specify that no portion of the Non-Employee Director’s retainer fees will be deferred under Section 13.2 or that a selected percentage other than fifty percent (50%) of the Non-Employee Director’s retainer fees will be deferred under Section 13.2, such Optional Deferral Election will be effective unless and until it is revoked in writing.

(iii)On an ongoing basis, each Non-Employee Director who has not made a standing Optional Deferral Election may make an Optional Deferral Election requesting the cessation of deferrals from his or her future payments of annual retainer fees or specifying that a selected percentage other than fifty percent (50%) of the Non-Employee Director’s retainer fees will be deferred under Section 13.2.  In addition, any Non-Employee Director who has previously made a standing Optional Deferral Election may submit a new Optional Deferral Election, which will supersede the prior Optional Deferral Election.  Any such election will take effect as of the commencement of the calendar year following the year in which the election is made and will be honored unless and until it is revoked in writing prior to the commencement of the calendar year in which such revocation is to become effective.  However, any amounts deferred prior to the effective date of the new Optional Deferral Election will continue to be deferred under Section 13.2.

c.Maintenance of Deferred Accounts.  A recordkeeping account shall be established and maintained in the name of each Non-Employee Director.  Amounts which are deferred hereunder shall be converted into units (“Units”) based on the Fair Market Value of the Company’s common stock, and such Units (including any fractional Units) shall be credited to the Non-Employee Director’s account.  The conversion and crediting of deferrals shall occur as of the date that such deferred amounts would otherwise have been payable to the Non-Employee Director.  Dividend equivalents earned on the basis of whole Units previously credited to a Non-Employee Director’s account shall be credited to the Non-Employee Director’s account as Units, including fractional Units, on the date any such dividend has been declared to be payable on Shares.  Units, excluding fractional Units, shall earn dividend equivalents from the date such Units are credited to a Non-Employee Director’s account until the date such Units are converted into Shares and distributed.  Dividend equivalents shall be computed by multiplying the dividend paid per Share during the period Units are credited to a Non-Employee Director’s account times the number of whole Units so credited, but Units shall earn such dividend equivalents only as, if, and when dividends are declared and paid on Shares.

d.Method of Distribution of Deferrals.  No distribution of deferrals may be made except as provided in this Section 13.2(d) or in a deferral agreement between the Company and a Non-employee Director.  As of the last business day of the calendar month in which a Non-Employee Director’s service as a director of the Company ceases, each whole Unit then credited to the Non-Employee Director’s deferral account shall be converted into one Share and any fractional Unit shall be converted into cash by multiplying such fraction by the Fair Market Value of a Share as of such date.  Such Shares and cash shall be distributed to the Non-Employee Director in a single lump sum, as soon as practicable following such date.  At the written request of a Non-Employee Director, the Board of Directors, in its sole discretion, may accelerate payment of amounts deferred hereunder, upon a showing of unforeseeable emergency by such Non-Employee Director.  For purposes of this paragraph, “unforeseeable emergency” is defined as severe financial hardship resulting from extraordinary and unanticipated circumstances arising as a result of one or more recent events beyond the control of the Non-Employee Director.  In any event, payment may not be made to the extent such emergency is or may be relieved:  (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Non-Employee Director’s assets, to the extent the liquidation of such assets would not, itself, cause severe financial hardship; and (3) by cessation of deferrals under the Plan.  Examples of events that are not considered to be unforeseeable emergencies include the need to send a Non-Employee Director’s child to college or the desire to purchase a home.

Article 14.Dividend Equivalents

Any Participant selected by the Compensation Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Compensation Committee; provided, however, that, with respect to Awards granted after May 4, 2010, dividend equivalents may only be credited with respect to the vested portions of Awards.  Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Compensation Committee.

Dividend equivalents granted with respect to Options or SARs that are intended to be Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

Article 15.Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Compensation Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 16.Deferrals

The Compensation Committee may permit or, in an Award Agreement, require officers or Non-Employee Directors to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such officers or Non-Employee Directors by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards, or Cash-Based Awards.  If any such deferral election is required or permitted, the Compensation Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 17.         Rights of Participants

17.1Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a Director or Third Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Compensation Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

17.2Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

17.3Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

17.4No Third Party Beneficiaries.  This Plan does not confer any right or remedy other than to Participants, the Company, and their respective permitted successors and assigns, and no action may be brought against the Company, the Board, the Compensation Committee, or any of the Compensation Committee’s delegates by any third party claiming as a third party beneficiary to the Plan or any Award Agreement.

Article 18.         Corporate Events

Unless otherwise set forth in the Award Agreement, upon a dissolution or liquidation of the Company, or a sale of substantially all of the assets of the Company, its Subsidiaries, and its Affiliates and the acquiring entity does not substitute new and equivalent Awards for the outstanding Awards hereunder, or a merger or consolidation in which the surviving corporation does not substitute new and equivalent Awards for the outstanding Awards hereunder, (each a “Corporate Event”) each Participant shall be given at least ten days prior written notice of the occurrence of such Corporate Event, every Award outstanding hereunder shall become fully vested and exercisable, all restrictions on such Awards shall lapse and each Participant may exercise any Award that is in the form of an Option or SAR, in whole or in part, prior to or simultaneously with such Corporate Event.  Unless otherwise set forth in the Award Agreement, upon the occurrence of any such Corporate Event, any Option or SAR not exercised pursuant hereto shall terminate.  Unless otherwise set forth in the Award Agreement, furthermore, upon the occurrence of a Corporate Event, the Company shall have the option to cancel every outstanding Award hereunder (other than Options and SARs outstanding the cancellation which would be handled by the preceding sentence) and to pay the holder of such Awards the value of those Awards as determined by the Board or Compensation Committee in their sole discretion.

Article 19.         Amendment, Modification, Suspension, and Termination

19.1Amendment, Modification, Suspension, and Termination.  Subject to Section 19.3, the Compensation Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4 hereof, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the New York Stock Exchange Listed Company Manual.

19.2Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events.  The Compensation Committee shall, as and in the manner it deems necessary or appropriate, make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual, unforeseen or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof, restructuring charges and income or expenses related to acquisitions and dispositions, tax and litigation settlements, and capital projects not contemplated at the time an Award was made) affecting the Corporation or the financial statements of the Corporation or of changes in applicable laws, regulations, or accounting principles, in order to prevent the unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  The determination of the Compensation Committee as to the foregoing adjustments shall be conclusive and binding on Participants under the Plan.

19.3Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award or any predecessor plans.

Article 20.         Withholding

20.1Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

20.2Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, the Compensation Committee may decide to permit Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.  If permitted by the Compensation Committee, all Participant elections related to share withholding shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Compensation Committee, in its sole discretion, deems appropriate.

Article 21.         Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 22.        General Provisions

22.1Forfeiture Events.

a.The Compensation Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

b.If Section 304 of the Sarbanes-Oxley Act of 2002 applies to any Award or payment in settlement of any Award, the Participant shall and hereby agrees to reimburse the Company for any such amounts or Awards as provided by Section 304 of the Sarbanes-Oxley Act of 2002.

22.2Legend.  The certificates for Shares may include any legend which the Compensation Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.3Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.4Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.5Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.6Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

a.Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

b.Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.7Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.8Investment Representations.  The Compensation Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.9Employees, Directors, Third Party Service Providers, and Participants Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have

Employees, Directors, Third Party Service Providers, or Participants, the Compensation Committee, in its sole discretion, shall have the power and authority to:

a.Determine which Affiliates and Subsidiaries shall be covered by the Plan;

b.Determine which Employees, Directors, Third Party Service Providers, or Participants outside the United States are eligible to participate in the Plan;

c.Modify the terms and conditions of any Award granted to Employees, Directors, Third Party Service Providers, or Participants outside the United States to comply with applicable foreign laws;

d.Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.  Any subplans and modifications to Plan terms and procedures established under this Section 22.9 by the Compensation Committee shall be attached to this Plan document as appendices; and

e.Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Compensation Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.10Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

22.11Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person.  To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.  The Plan is not subject to ERISA.

22.12No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Compensation Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.13Retirement and Welfare Plans.  Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

22.14Non-exclusivity of the Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Compensation Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.15No Constraint on Corporate Action.  Nothing in this Plan shall be construed to:  (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

22.16Right of First Refusal.  Unless otherwise set forth in the Award Agreement, shares acquired under the Plan by a Participant may not be sold or otherwise disposed of in any way (including a transfer or gift or by reason of the death of the Participant) until the Participant (or his legal representative, legatee or distributee of his or her estate) first offers to sell the Shares to the Company as herein provided.  The price per Share at which the Shares shall be offered to the Company shall be the closing price per Share reported on the Consolidated Tape (as such price is reported in the Wall Street Journal or if such publication is unavailable then Reuters) on the date the Participant’s offer is received by the Secretary of the Company.  If the Company fails to accept the offer to purchase such Shares within seven days after such date, the Shares shall thereafter be free of all restrictions under the Plan.

22.17Ratification of Actions.  By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through each Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Compensation Committee.

22.18Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of New York excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

22.19Jury Waiver.  Every Participant, every person claiming under or through a Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan or any Award Agreement issued pursuant to the Plan.

VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 8, 2019. For those who hold shares under Arrow's 401(k) plan, voting ends at 11:59 p.m. Eastern time on May 6, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ARROW ELECTRONICS, INC. 9201 EAST DRY CREEK ROAD CENTENNIAL, COLORADO 80112 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 8, 2019. For those who hold shares under Arrow's 401(k) plan, voting ends at 11:59 p.m. Eastern time on May 6, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON You can cast your vote in person at the annual meeting. At the meeting, you will need to request a ballot to vote these shares. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK: E69259-P19281 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ARROW ELECTRONICS, INC. The board of directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! !! 1. Election of Directors Nominees: 01) Barry W. Perry06) M.F. (Fran) Keeth 02) Philip K. Asherman 07) Andrew C. Kerin 03) Steven H. Gunby 04) Gail E. Hamilton 05) Richard S. Hill 08) Laurel J. Krzeminski 09) Michael J. Long 10) Stephen C. Patrick For Against Abstain The board of directors recommends you vote FOR the following proposals: ! ! ! ! ! ! ! ! ! 2. To ratify the appointment of Ernst & Young LLP as Arrow's independent registered public accounting firm for the fiscal year ending December 31, 2019. 3. To re-approve and amend the Company's Omnibus Incentive Plan. 4. To approve, by non-binding vote, executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them on the back where indicated. ! If acting as attorney, executor, trustee or in other representative capacity, please sign name and title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Internet or telephone voting for those who hold shares under Arrow's 401(k) plan is available through 11:59 p.m. Eastern time on Monday, May 6, 2019. For all other shareholders, internet or telephone voting is available through 11:59 p.m. Eastern time on Wednesday, May 8, 2019. Your telephone or internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote by internet or telephone, you do NOT need to mail your proxy card. You can also view Arrow's annual report and proxy statement on the internet at: www.arrow.com/annualreport2018 and at www.proxyvote.com. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The proxy statement and annual report are available at www.proxyvote.com. E69260-P19281 ARROW ELECTRONICS, INC. PROXY for Annual Meeting of Shareholders, May 9, 2019 This proxy is solicited by the board of directors. The undersigned hereby appoints Michael J. Long, Gregory Tarpinian, and Christopher Stansbury, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Thursday, May 9, 2019, at 8:00 a.m. Mountain time, at The Jacquard Hotel, 222 Milwaukee Street, Denver, Colorado 80206 or any adjournments thereof, as set forth on the reverse hereof. This proxy is being solicited by the board of directors and will be voted as specified. If not otherwise specified, it will be voted for the directors and the proposals, and otherwise in accordance with management's discretion. (If you noted any address changes/comments above, please mark the corresponding box on the reverse side.) Please Return this Proxy Promptly in the Enclosed Envelope Address Changes/Comments: